EXECUTION VERSION CONFIDENTIAL November 1, 2018 Novelis Inc. 3560 Lenox Road, Suite 2000 Atlanta, GA 30326 Attention: Randy Miller, Vice President & Treasurer $1,500,000,000 Senior Unsecured Short Term Loan Facility $775,000,000 Senior Secured Incremental Term Loan Facility Commitment Letter Ladies and Gentlemen: Novelis Inc., a corporation amalgamated under the Canada Business Corporations Act (the “Company” or “you”), has advised each of ABN AMRO Capital USA LLC (“ABN”), Australia and New Zealand Banking Group Limited (“ANZ”), Axis Bank Limited (“Axis”), Bank of America, N.A. (“BofA”), Barclays Bank PLC (“Barclays”), Citi (as defined below), Crédit Agricole Corporate and Investment Bank (“CACIB”), DBS Bank Ltd. (“DBS”), Deutsche Bank Securities Inc. (“DBSI”), Deutsche Bank AG New York Branch (“DBNY), Deutsche Bank AG Cayman Islands Branch (“DBCI”), First Abu Dhabi Bank USA N.V. (“FAB”), HSBC (as defined below), ICICI Bank Limited, New York Branch (“ICICI”), ING Bank N.V., Singapore Branch (“ING”), JPMorgan Chase Bank, N.A. (“JPM”), Mizuho Bank, Ltd. (“Mizuho”), MUFG Bank, Ltd. (“MUFG”), Societe Generale, Hong Kong Branch (“SocGen”), SCB (as defined below), State Bank of India (“SBI”), and Sumitomo Mitsui Banking Corporation Singapore Branch (“SMBC”; SMBC, together with ABN, ANZ, Axis, BofA, Barclays, Citi, CACIB, DBSI, DBNY, DBCI, DBS, FAB, HSBC, ICICI, ING, JPM, Mizuho, MUFG, SocGen, SCB and SBI collectively, the “Commitment Parties,” “we” or “us” and each, a “Commitment Party”), that you desire to cause your wholly owned subsidiary, the Borrower (as defined below), to acquire (the “Acquisition”) Aleris

Corporation, a Delaware corporation (the “Target”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 26, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), among the Company, the Borrower, the Target, and OCM Opportunities ALS Holdings, L.P., a Delaware limited partnership, repay certain indebtedness of the Target and its subsidiaries in connection with the Acquisition (the “Target Indebtedness”), and to pay all fees, costs and expenses in connection with the foregoing (collectively, the “Transactions”). “Borrower” means, (x) Novelis Acquisitions LLC, a Delaware limited liability company or (y) immediately after giving effect to the merger of Novelis Acquisitions LLC with and into the Target in connection with the Acquisition, the Target. Capitalized terms used but not defined herein shall have the meanings given to them in the Fee Letter (as defined below), the applicable Term Sheet (as defined below) or the Existing Term Loan Agreement (as defined below), as applicable. “Citi” means Citigroup Global Markets Asia Limited (“CGMAL”), Citibank, N.A. (“CBNA”), Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated hereby. “HSBC” means HSBC Securities (USA) Inc. (“HSBCS”), HSBC Bank USA, N.A. (“HSBCNA”) and/or any of their affiliates as may be appropriate to consummate the transactions contemplated hereby. “SCB” means Standard Chartered Bank and/or any of its affiliates as may be appropriate to consummate the transactions contemplated hereby. You have advised us that, in connection with the foregoing, the Borrower intends to (a) establish a senior unsecured short term loan facility in an aggregate principal amount of $1,500,000,000 (the “Short Term Loan Facility”), on the terms set forth in the Summary of Principal Terms and Conditions of the Short Term Loan Facility attached hereto as Exhibit B (the “Short Term Loan Term Sheet”), (b) obtain senior secured term loans in an aggregate principal amount of $775,000,000, which will be documented as Incremental Term Loan Commitments and Incremental Term Loans under and as defined in the Existing Term Loan Agreement (as defined below) (the “Incremental Facility”; the Incremental Facility, together with the Short Term Loan Facility, the “Credit Facilities”), on the terms set forth in the Summary of Principal Terms and Conditions of the Incremental Facility attached hereto as Exhibit C (the “Incremental Term Sheet”; the Incremental Term Sheet, together with the Short Term Loan Term Sheet, the “Term Sheets”; the Term Sheets, together with this commitment letter and the form of Solvency Certificate attached hereto as Exhibit E, the “Commitment Letter”), and (c) consummate the Transactions. The “Existing Term Loan Agreement” means that certain Credit Agreement, dated as of January 10, 2017 (as amended, modified, supplemented or restated prior to the date hereof), among the Company, AV Metals Inc., a corporation formed under the Canada Business Corporations Act (“Holdings”), the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and Standard Chartered Bank, as administrative agent and as collateral agent. Subject to the terms and conditions set forth in this Commitment Letter: (a) (i) each of ABN, ANZ, Axis, BofA, Barclays, CBNA, on behalf of Citi, CACIB, DBS, FAB, HSBCNA, on behalf of HSBC, ICICI, ING, JPM, Mizuho, MUFG, SocGen, Standard Chartered Bank, on behalf of SCB, and SMBC is pleased to inform you of its respective commitment to provide $70,000,000 of the aggregate principal amount of the Short Term Loan Facility and $37,000,000 of the aggregate principal amount of the Incremental Facility, (ii) DBCI is pleased to inform you of its commitment to provide $70,000,000 of the aggregate principal amount of the Short Term Loan Facility, (iii) DBNY is pleased to inform you of its commitment to provide $37,000,000 of the aggregate principal amount of the Incremental Facility and (iv) SBI is pleased to inform you of its commitment to provide $170,000,000 of the aggregate principal amount of the Short Term Loan Facility and $72,000,000 of the aggregate principal amount of the Incremental Facility. The commitments of the Commitment Parties shall be several and not joint, and no Commitment Party shall be liable for the failure of any other Commitment Party to fund its commitment; and (b) each of each of ABN, ANZ, Axis, BofA, Barclays, CGMAL, on behalf of Citi, CACIB, DBS, DBSI, FAB, HSBCS, on behalf of HSBC, ICICI, ING, JPM, Mizuho, MUFG, SocGen, Standard Chartered Bank, on behalf of SCB, and SMBC is pleased to advise you of its willingness in connection with the 2 foregoing commitments to act as a mandated lead arranger and bookrunner (each, in such capacity, the “Mandated Lead Arranger” and collectively, the “Mandated Lead Arrangers”) for the Credit Facilities. Notwithstanding the foregoing, the aggregate principal amount of loans under the Short Term Loan Facility and the Incremental Facility and the aggregate commitment of each Commitment Party in respect of the Short Term Loan Facility and the Incremental Facility and under the terms of the definitive documentation therefor shall be automatically reduced at any time on or after the date hereof as set forth opposite the headings “Voluntary Prepayments and Commitment Reductions” and “Mandatory Prepayments” in the Short Term Loan Term Sheet and the Incremental Term Sheet. The Mandated Lead Arrangers are also pleased to agree to use commercially reasonable efforts to arrange a syndicate of Lenders (as defined below) that will participate in the Incremental Facility on the terms set forth in this Commitment Letter. The Mandated Lead Arrangers shall not syndicate the Short Term Loan Facility, regardless of whether the Closing Date occurs. The Company hereby appoints ABN and Citi as documentation agents for the Credit Facilities. Each of ABN and Citi hereby accepts such appointment. The Company hereby appoints SCB as administrative agent for the Short Term Loan Facility. SCB hereby accepts such appointment. The Company hereby appoints SCB as administrative agent for the Incremental Facility. SCB hereby accepts such appointment. You agree that, except as provided above, no other agents, co-agents or arrangers will be appointed and no other titles will be awarded in connection with the Credit Facilities unless you and the Mandated Lead Arrangers shall agree in writing. 1. Conditions Precedent The commitments and agreements of the Commitment Parties hereunder and the agreement of the Mandated Lead Arrangers to provide the services described herein are subject to the satisfaction (or waiver in writing by the Mandated Lead Arrangers and the Commitment Parties) of each of the following conditions precedent by the applicable date set forth below in a manner reasonably acceptable to the Mandated Lead Arrangers and the Commitment Parties: (a) prior to the date of the initial funding of either or both of the Credit Facilities and the consummation of the Acquisition (the “Closing Date”), the execution and delivery of an amendment to, or amendment and restatement of, the Revolving Credit Agreement that, among other things, permits the Acquisition and the Credit Facilities (and, if necessary in connection with the foregoing, the Permitted Reorganization) (the “Revolver Amendment”); (b) on or prior to the Signing Date, the execution and delivery of an amendment to, or amendment and restatement of, the Existing Term Loan Credit Agreement that, among other things, permits the Acquisition and the Credit Facilities (and, if necessary in connection with the foregoing, the Permitted Reorganization) (the “Term Loan Amendment”), on terms in all material respects consistent with the terms set forth in the Summary of Proposed Amendments to the Existing Term Loan Agreement attached hereto as Exhibit D (the “Amendment Term Sheet”); (c) any amendments to the Existing Term Loan Agreement from the date this Commitment Letter is signed through and including the Closing Date shall be satisfactory to each of the Mandated Lead Arrangers; (d) with respect to the Short Term Loan Facility, the satisfaction of the conditions precedent under the section titled “Conditions Precedent to Signing Date” on or prior to the Signing Date (as defined in the Short Term Loan Term Sheet), and the satisfaction of the conditions precedent under the section titled “Conditions Precedent to Drawdown” on or prior to the Closing Date; 3

(e) with respect to the Incremental Facility, the satisfaction of the conditions precedent under the section titled “Conditions Precedent to Signing Date” on or prior to the Signing Date (as defined in the Incremental Term Sheet), and the satisfaction of the conditions precedent under the section titled “Conditions Precedent to Drawdown” on or prior to the Closing Date (as defined in the Incremental Term Sheet); (f) on or prior to February 28, 2019, the negotiation, execution and delivery by the Company, Holdings, Borrower, the Guarantors, the Commitment Parties, the Mandated Lead Arrangers and, to the extent applicable, the other lenders party thereto, of (i) the definitive documentation in respect of the Short Term Loan Facility (the “Short Term Loan Credit Documentation”) on terms and subject to conditions consistent with this Commitment Letter and the Short Term Loan Term Sheet or otherwise reasonably satisfactory to the Mandated Lead Arrangers, and (ii) the definitive documentation in respect of the Incremental Facility (the “Incremental Credit Documentation”; the Incremental Credit Documentation, together with the Short Term Loan Credit Documentation, the “Credit Documentation”) on terms and conditions consistent with this Commitment Letter and the Incremental Term Sheet or otherwise reasonably satisfactory to the Mandated Lead Arrangers; (g) since March 31, 2018 through and as of (i) the Signing Date and (ii) the Closing Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Holdings and its subsidiaries (in the case of the Closing Date, after giving effect to the Acquisition); and (h) the payment in full of all fees, expenses and other amounts required to be paid under this Commitment Letter, the Fee Letter and the Credit Documentation on the date such fees, expenses or other amounts are due and payable hereunder or thereunder (it being understood that such payment may be made by netting such payments in respect of each Credit Facility against amounts borrowed under such Credit Facility on the Closing Date). There are no conditions (implied or otherwise) to the commitments hereunder, other than those that are expressly referred to in the immediately preceding sentence, which (for the avoidance of doubt) shall include the conditions precedent referenced in the Short Term Loan Term Sheet under the sections titled “Conditions Precedent to Signing Date” and “Conditions Precedent to Drawdown”, and the conditions precedent referenced in the Incremental Term Sheet under the sections titled “Conditions Precedent to Signing Date” and “Conditions Precedent to Drawdown”. 2. Syndication of the Incremental Facility The Mandated Lead Arrangers reserve the right to syndicate all or a portion of the commitments or loans under the Incremental Facility to one or more other banks, financial institutions and institutional lenders in consultation with you that will become parties to the applicable Credit Documentation (the banks, financial institutions and institutional lenders becoming parties to the applicable Credit Documentation being collectively referred to herein as the “Lenders”); provided that the Mandated Lead Arrangers agree not to syndicate the commitments or loans under the Incremental Facility to certain banks, financial institutions and other institutional lenders and any competitors (or Known Affiliates (as defined below) of competitors) of the Loan Parties, in each case, that have been designated by you and approved by us in writing (which approval shall not be unreasonably withheld), prior to the Closing Date (collectively, “Disqualified Lenders”); provided, further, upon reasonable notice to the Mandated Lead Arrangers after the ninetieth day following the Closing Date, you shall be permitted to supplement in writing the list of persons that are Disqualified Lenders to the extent such supplemented person is or becomes a competitor or a Known Affiliate of a competitor of Holdings or its subsidiaries, which supplement shall be in the form of a list provided to the Mandated Lead Arrangers and become effective upon delivery to the Mandated Lead Arrangers, but which supplement shall not apply retroactively to 4 disqualify any parties that have previously acquired an assignment in the commitments or loans under the Incremental Facility. As used herein, “Known Affiliates” of any person means, as to such person, known affiliates readily identifiable by name, but excluding any affiliate (i) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Lender does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity or (ii) that is a banking or lending institution engaged in the business of making loans. Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that each Commitment Party’s commitment hereunder is not conditioned upon the syndication of, or receipt of commitments or participations in respect of, the Credit Facilities and in no event shall the commencement or successful completion of syndication of the Credit Facilities constitute a condition to the availability of the Credit Facilities on the Closing Date; provided that the effectiveness of the Term Loan Amendment and the Revolver Amendment is a condition to the availability of the Credit Facilities on the Closing Date. If (and only if) any loans are advanced on the Closing Date under the Incremental Facility, the Mandated Lead Arrangers intend to commence the syndication of the Incremental Facility promptly following the Closing Date. You hereby authorize the Mandated Lead Arrangers to download copies of the Company’s and the Target’s (provided that, prior to the Closing Date, you shall only be required to, and hereby agree to, use commercially reasonable efforts to cause the Target to authorize such Persons to download copies of the Target’s) trademark logos from its website and post copies thereof on IntraLinks, SyndTrak, DebtDomain or another similar electronic system established by the Mandated Lead Arrangers to syndicate the Incremental Facility (the “Platform”) and use such logos on any confidential information memoranda, presentations and other marketing materials and correspondence prepared in connection with the syndication of the Incremental Facility, or in any advertisements that we may place after the Closing Date in financial and other newspapers, journals, the World Wide Web, home pages or otherwise, at our own expense describing our services to the Company hereunder. You also understand and acknowledge that, subject to Section 5 hereof, we may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the Credit Facilities. It is understood and agreed that the Mandated Lead Arrangers will manage, subject to the terms of this Commitment Letter, all aspects of the syndication of the Incremental Facility in consultation with the Company, including the timing of all offers to potential Lenders, the determination of all amounts offered to potential Lenders, the selection of Lenders, the allocation of commitments or loans among the Lenders, and the assignment of any titles and the compensation to be provided to the Lenders. Until the Syndication Termination Date (as defined in the Incremental Term Sheet), the Company shall, shall cause its subsidiaries (including for all purposes under this Commitment Letter, on and after the Closing Date, the Target and its subsidiaries) to, and shall use commercially reasonable efforts to cause its affiliates to, cooperate in the syndication process, and use commercially reasonable efforts to take all actions to assist the Mandated Lead Arrangers in forming a syndicate acceptable to the Mandated Lead Arrangers and completing the syndication of the Incremental Facility. Such assistance shall include, but not be limited to, the following: (i) making senior management, representatives and advisors of the Company and its subsidiaries (and using commercially reasonable efforts to make senior management, representatives and advisors of the Company’s affiliates) available to participate in meetings with Lenders at such times and places mutually agreed upon and otherwise providing direct contact with, and information to, existing and prospective Lenders; (ii) using commercially reasonable efforts to ensure that the syndication benefits from your and your affiliates’, and the Target and its subsidiaries’, existing lending and investment banking relationships; (iii) assisting (including using your commercially reasonable efforts to cause your affiliates and advisors to assist) in the preparation of a customary confidential information memorandum for the Incremental Facility and other customary marketing 5 materials to be used in connection with the syndication, it being agreed that the Company shall approve such confidential information memorandum before the Mandated Lead Arrangers distribute it to potential Lenders on the Company’s behalf; (iv) providing the Mandated Lead Arrangers with customary Projections (as defined in Section 6), including updated Projections, from time to time reasonably requested by the Mandated Lead Arrangers; and (v) promptly providing the Mandated Lead Arrangers with other customary and reasonably available information (including financial information and Projections) with respect to Holdings and its subsidiaries, and the transactions contemplated hereby to the extent reasonably requested by the Mandated Lead Arrangers and reasonably deemed necessary or advisable by them to successfully complete the syndication of the Incremental Facility. During the period from the Closing Date until the Syndication Termination Date, the Company shall not, and shall ensure that none of its subsidiaries shall, raise or attempt to raise financing from commercial banks in the U.S. or international loan markets without the prior written consent of the Mandated Lead Arrangers (it being agreed that (v) (1) indebtedness of any subsidiary of the Company or the Target organized in China in an aggregate amount not to exceed $100,000,000, so long as such indebtedness is raised solely in the Chinese loan market, and (2) any amendment, restatement, replacement or refinancing of indebtedness incurred by (A) any subsidiary of the Target organized in China under the “China Loan Facility” described in the Target’s Form 10-Q filed with the U.S. Securities and Exchange Commission on August 6, 2018, so long as such indebtedness is raised solely in the Chinese loan market (the indebtedness under this clause (2)(A), the “Surviving Target Indebtedness”) and (B) any subsidiary of the Parent organized in China under the “China credit facilities” described in the Company’s Form 10-Q filed with the U.S. Securities and Exchange Commission on August 7, 2018, so long as such indebtedness is raised solely in the Chinese loan market; provided that the aggregate principal amount of such indebtedness under clauses (A) and (B) (including all undrawn commitments in respect thereof) shall not exceed $300,000,000 at any time, (w) any financing in any international or domestic loan market to refinance all or any portion of the Short Term Loan Facility, (x) the Term Loan Amendment, (y) any restatement, replacement or refinancing of the Revolving Credit Agreement with an asset-based revolving credit agreement (provided that, to the extent required by, or in order for the secured parties subject to such agreement to become subject to, the terms of the Intercreditor Agreement, each of the administrative agent and the collateral agent under such credit agreement shall execute a joinder to the Intercreditor Agreement on or prior to the date that such credit agreement becomes effective), the Revolver Amendment, borrowings under the Revolving Credit Agreement (including as amended by the Revolver Amendment) and borrowing under any revolving credit facilities of Target or any of its subsidiaries, and (z) any receivables, equipment, inventory or other secured or unsecured working capital financings, shall not be prohibited). The Company acknowledges that (i) the Mandated Lead Arrangers may make available any Information (as defined in Section 6) and Projections (collectively, the “Company Materials”) to potential Lenders by posting the Company Materials on the Platform and (ii) certain of the potential Lenders may be public side Lenders (i.e., Lenders that do not wish to receive material non-public information within the meaning of the United States federal or foreign securities laws with respect to you, your subsidiaries, the Target, its subsidiaries, or your or their respective securities (collectively, “MNPI”)) (each, a “Public Lender”). Each Lender that is not a Public Lender is referred to herein as a “Private Lender”). The Company agrees that (A) it will prepare a version of the information package and presentation to be provided to potential Lenders that does not contain MNPI (such version, the “Public-Side Version”); (B) all Company Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof; (C) by marking Company Materials “PUBLIC,” the Company will be deemed to have authorized the Mandated Lead Arrangers, the Commitment Parties and the proposed Lenders to treat such Company Materials as not containing any MNPI (although they may be confidential or proprietary); (D) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated for “Public Lenders,” and (E) the Mandated Lead Arrangers will be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated for “Public Lenders.” Notwithstanding the foregoing, prior to 6 distribution of any Company Materials, you agree to execute and deliver to us (x) a letter in which you authorize distribution of the Company Materials to Private Lenders and (y) a separate letter in which you authorize distribution of the Public-Side Version to Public Lenders and represent that no MNPI is contained therein. The Company agrees that the following documents may be distributed to both Private Lenders and Public Lenders, unless the Company advises the Mandated Lead Arrangers in writing within a reasonable time prior to their intended distribution (and provided the Company has a reasonable opportunity to review such materials before such distribution) that such materials should only be distributed to Private Lenders: (a) the Term Sheets and any “marketing term sheets,” (b) drafts and final Credit Documentation, (c) administrative materials prepared by the Mandated Lead Arrangers for prospective Lenders (such as a lender meeting invitation, bank allocations, if any, and funding and closing memoranda), (d) notification of changes in the terms of the Credit Facilities, and (e) other materials intended for prospective Lenders after the initial distribution of Information Materials. If you advise us in advance that any of the foregoing should be distributed only to Private Lenders, then we will not distribute such materials to Public Lenders without your prior consent. Except as set forth herein and in the Fee Letter, each of the Mandated Lead Arrangers and the Commitment Parties agrees and acknowledges, with respect to the Incremental Facility, that (a) it shall not, and shall procure that none of its affiliates shall, engage in any Front Running; (b) if it or any of its affiliates engages in any Front Running, the other Mandated Lead Arrangers may suffer loss or damage and its position in future financings with the other Mandated Lead Arrangers and the Company may be prejudiced; (c) if it or any of its affiliates engages in any Front Running the other Mandated Lead Arrangers retain the right not to allocate to it a commitment under the Incremental Facility; provided that, the aggregate principal amount of the Incremental Facility shall not be reduced as a result of the exercise of such right; and (d) it confirms that neither it nor any of its affiliates has engaged in any Front Running. When each of the Commitment Parties signs the applicable Credit Documentation and any assignment under the applicable Credit Documentation (in the case of any assignment agreement, only if signed within six months after the Closing Date), it shall, if the Mandated Lead Arrangers and the other Commitment Parties so request, confirm to them in writing that neither it nor any of its affiliates has breached the terms of this paragraph. Any arrangement, upfront fee or similar fee which may be payable to a Mandated Lead Arranger or Commitment Party in connection with the Incremental Facility is only payable on the condition that neither it nor any of its affiliates has breached the terms of this Commitment Letter. This condition is in addition to any other conditions agreed between the Mandated Lead Arrangers and the Commitment Parties in relation to the entitlement of each Mandated Lead Arranger and each Commitment Party to any such fee. For the purposes of the immediately preceding paragraph: a “Facility Interest” means a legal, beneficial or economic interest acquired or to be acquired expressly and specifically in or in relation to the Incremental Facility, whether as initial Lender or by way of assignment, transfer, novation, sub- participation (whether disclosed, undisclosed, risk or funded) or any other similar method; “Front Running” means undertaking any of the following activities after the date hereof and prior to the date that is six months after the Closing Date unless the Mandated Lead Arrangers otherwise agree in writing, which is intended to or is reasonably likely to encourage any person to take a Facility Interest except as a Lender pursuant to the syndication described in this Section 2, and pursuant to and in accordance with the Sell Down (as defined below) principles set forth in the three immediately succeeding paragraphs (the terms of the three immediately succeeding paragraphs, the “Principles”): (a) communication with any person or the disclosure of any information to any person in relation to a Facility Interest; (b) making a price (whether firm or indicative) with a view to buying or selling a Facility Interest; or (c) entering into (or agreeing to enter into) any agreement, option or other arrangement, whether legally binding or not, giving rise to the assumption of any risk or participation in any exposure in relation to a Facility Interest, excluding where any of the foregoing is: (i) made to or entered into with an affiliate, (ii) an act of a Mandated Lead Arranger or a Commitment Party (or any of their respective affiliates) who is operating as a Public Lender, unless such person is acting on the instructions of a person who has received Confidential 7

Information and is aware of the proposed Incremental Facility, (iii) any communication, discussion, arrangement of agreement made or entered into by a Mandated Lead Arranger or a Commitment Party (or any of their respective affiliates) with an insurance or reinsurance company for the purpose of obtaining insurance in respect of an interest in the Incremental Facility, or (iv) made to or entered into with another Mandated Lead Arranger (or its affiliate), in connection with the facilitation of either syndication or initial drawdown under the Incremental Facility. Notwithstanding anything to the contrary herein or in the applicable Credit Documentation, (a) any transfer of commitments or loans under the Incremental Facility by a Commitment Party to its affiliates (each, an “Affiliate Transferee”), shall not constitute a Sell Down or be subject to the Principles, unless such Affiliate Transferee is an investment fund, proprietary trading group or desk organized for the purpose of investing in, trading or managing debt obligations similar to those of the Company (except for any such investment fund, proprietary trading group or desk that agrees, in writing in a form acceptable to the Mandated Lead Arrangers to be bound by the Principles as if such transferee was the transferring Commitment Party) (an “Investment Affiliate Transferee”), and (b) (i) overnight sale-and-repurchase agreements entered into for financing purposes and (ii) overnight pledges or assignments of a security interest in a Commitment Party’s rights under the commitments or loans in respect of the Incremental Facility to secure such Commitment Party’s obligations incurred for financing purposes, including any pledge or assignment to a Federal Reserve Bank, shall not constitute a Sell Down or be subject to the Principles. Each Affiliate Transferee (other than an Investment Affiliate Transferee) shall be bound by the Principles in connection with each Sell Down by it with respect to the Incremental Facility prior to the Syndication Termination Date. Any transferee participant in a Sell Down and each Affiliate Transferee participating in such Sell Down shall enter into an assignment agreement or a participation agreement or any other relevant agreement. Notwithstanding anything herein or in the Credit Documentation to the contrary, but subject to the terms of the immediately preceding paragraph, prior to the earlier of the Syndication Termination Date and the date that each Sell Down Commitment Party’s (as defined below) commitments and loans under the Incremental Facility have been reduced to its Hold Level (as defined below), all Sell Downs under the Incremental Facility shall be applied to the commitments and loans under the Incremental Facility held by all Sell Down Commitment Parties on a pro rata basis (for each Sell Down Commitment Party, in accordance with such Sell Down Commitment Party’s percentage of the aggregate commitments for the Incremental Facility as of the date hereof) when received to reduce the amount of commitments and loans held by the Sell Down Commitment Parties under the Incremental Facility; provided that no Sell Down shall reduce the amount of any Sell Down Commitment Party’s commitments or loans under the Incremental Facility below the Hold Level of such Sell Down Commitment Party until each Sell Down Commitment Party’s commitments and loans have been reduced to its Hold Level, and any amounts that would breach such Sell Down Party’s Hold Level prior to such time shall be applied to the commitments and loans under the Incremental Facility of the remaining Sell Down Commitment Parties under the Incremental Facility on a ratable basis among the remaining Sell Down Commitment Parties; provided, further, that each Sell Down Commitment Party retains the right to decline to participate in each Sell Down in its sole discretion. If one or more Sell Down Commitment Parties does not participate in a Sell Down, then the remaining Sell Down Commitment Parties may elect to have their commitments and loans under the Incremental Facility reduced further on a ratable basis among such electing Sell Down Commitment Parties, subject to the first proviso above. “Sell Down Commitment Parties” means each Commitment Party. “Sell Down” (and correlative terms) refers to any sale, assignment, participation, syndication of or other transfer of any kind whatsoever, including, without limitation, by means of credit default, total return or other swaps or other synthetic transfers of risk, or agreement to do any of the foregoing, with respect to any commitment or loan under the Incremental Facility, by any Sell Down Commitment Party. The “Hold Level” of each Sell Down Commitment Party means the amount set forth opposite such Sell Down Commitment Party’s name on Exhibit A under the heading “Incremental Facility Hold Level.” The four immediately preceding paragraphs and this paragraph are for the benefit of the Mandated Lead Arrangers and the Commitment 8

Parties only, and may be amended by such parties without the consent of the Company to the extent that such amendments are limited to the scope of such paragraphs, and do not otherwise adversely impact the Company, and may not be enforced by the Company. 3. Indemnification You agree to indemnify and hold harmless each of the Mandated Lead Arrangers, each of the Commitment Parties, each Lender, and each of their respective affiliates and each of the respective officers, directors, partners, employees, attorneys, agents, advisors, controlling persons and other representatives of the foregoing (each, an “Indemnified Person”) from and against (and will reimburse each Indemnified Person as the same are incurred for) any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, the reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary or advisable, by local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole (and, in the case of a conflict of interest or potential conflict of interest where the Indemnified Person affected by such conflict or potential conflict notifies you of the existence of such conflict and thereafter retains its own counsel, by another firm of counsel for all such affected Indemnified Persons)) that may be incurred by or asserted or awarded against any Indemnified Person or to which any such Indemnified Person may become subject (including, without limitation, in connection with, any claim, inquiry, investigation, litigation or proceeding (a “Proceeding”) or the preparation of any defense in connection therewith) in each case arising out of or in connection with or by reason of or relating to this Commitment Letter, the Transactions, the Credit Facilities or the transactions contemplated hereby or thereby, or any use made or proposed to be made with the proceeds of the Credit Facilities (including any arising out of the comparative, contributory or sole negligence of any Indemnified Person), except to the extent such claim, damage, loss, liability, cost or expense (a) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person, (b) results from a claim brought by you against an Indemnified Person for a material breach of such Indemnified Person’s obligations hereunder if you have obtained a final and non- appealable judgment in your favor on such claim as determined by a court of competent jurisdiction, or (c) arises from a proceeding by an Indemnified Person against an Indemnified Person (or any of their respective affiliates or related parties) (other than an action involving (i) conduct by you or any of your affiliates or (ii) against an arranger or administrative agent or collateral agent or other agent in its capacity as such). In the case of a Proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective, whether or not such Proceeding is brought by the Company or any of your securityholders, affiliates or creditors, an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, and the Company shall reimburse each Indemnified Person upon demand (with reasonable back-up) for any such legal or other expenses incurred in connection with investigating or defending any of the foregoing. The reimbursement and indemnity obligations of the Company under this paragraph will be in addition to any liability which the Company may otherwise have, will extend upon the same terms and conditions to any affiliate of the Indemnified Persons and controlling persons (if any), as the case may be, of the Indemnified Persons and any such affiliate, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Indemnified Persons, any such affiliate and any such person. You also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, your subsidiaries or affiliates or to any of their respective securityholders, affiliates or creditors arising out of, related to or in connection with the transactions contemplated hereby, except solely to you, and then solely to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence, willful misconduct or material breach of such Indemnified Person’s obligations hereunder. 9

It is further agreed that the Mandated Lead Arrangers and the Commitment Parties shall have liability only to you and shall have no liability to any other person. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person shall be liable for any damages arising from the use by others of Information (as defined below) or other materials obtained through electronic telecommunications or other information transmission systems. You shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been or may be sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. In case any Proceeding is instituted involving any Indemnified Person for which indemnification is to be sought hereunder by such Indemnified Person, then such Indemnified Person shall promptly notify you of the commencement of any Proceedings; provided that any failure to provide such notification shall not impact your obligations except to the extent you have been materially prejudiced as a result of such failure to receive such notice. 4. Costs and Expenses; Fees You agree to pay the fees set forth in that certain Fee Letter, dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”), between you and us. You shall pay or reimburse the Mandated Lead Arrangers and the Commitment Parties from time to time on demand whether or not any of the Credit Facilities is consummated for all reasonable and documented out-of-pocket costs and expenses incurred by the Mandated Lead Arrangers and the Commitment Parties (whether incurred before or after the date hereof) in connection with the Credit Facilities, the preparation, negotiation, execution and delivery of this Commitment Letter, the Fee Letter, and any other fee letters in respect hereof or thereof, the Credit Documentation, and the administration, amendment, modification or waiver of any terms or provisions thereof, including, without limitation, due diligence expenses, syndication expenses, travel expenses and the reasonable and documented out-of- pocket fees, disbursements and charges of one firm of counsel in each applicable jurisdiction to the Mandated Lead Arrangers and the Commitment Parties. The Company further agrees to pay all documented out-of-pocket costs and expenses of the Mandated Lead Arrangers and the Commitment Parties (including, without limitation, out-of-pocket fees, disbursements and charges of each counsel to the Mandated Lead Arrangers and the Commitment Parties) incurred in connection with the enforcement of any of its rights or remedies hereunder. 5. Confidentiality By accepting delivery of this Commitment Letter, the Company agrees that this Commitment Letter is for its confidential use only and that neither its existence nor the terms hereof will be disclosed by it to any person other than the officers, directors, employees, accountants, attorneys and other legal advisors of the Company and/or its direct or indirect shareholders, who are directly involved in the consideration of this matter and then only on a confidential basis in connection with the transactions contemplated hereby, provided, that, each of such persons shall be informed of the confidential nature of the terms of this Commitment Letter. Notwithstanding the foregoing, (i) following the Company’s acceptance of the provisions hereof and its return of an executed counterpart of this Commitment Letter to the Commitment Parties, as the Mandated Lead Arrangers as provided below, the Company may file a copy of any portion of this Commitment Letter in any public record in which it is required by law to be filed, (ii) the Company may make such other public disclosures of any of the terms and conditions hereof as the Company is required by law or judicial order, in the opinion of its counsel, to make and (iii) the Company may share a copy of this Commitment Letter with rating agencies in connection with obtaining ratings for the Company or the Credit Facilities; provided that nothing herein shall prevent you from 10 disclosing any such Confidential Information (x) as may be required by law, or compelled in a judicial or administrative proceeding or as otherwise required by law or requested by a governmental or regulatory authority and (y) with the consent of each Commitment Party and each Mandated Lead Arranger. Each Commitment Party and each Mandated Lead Arranger shall maintain the confidentiality of all Confidential Information (as defined below) provided to us by or on behalf of you hereunder, provided that nothing herein shall prevent us from disclosing any such Confidential Information (i) as may be required by law or stock exchange requirement, or compelled in a judicial or administrative proceeding or as otherwise required by law or requested by a governmental or regulatory authority (including any self- regulatory authority, such as the National Association of Insurance Commissioners), (ii) to the extent that such information becomes publicly available other than by reason of disclosure by us in violation of this paragraph or becomes available to a Commitment Party or any Mandated Lead Arranger on a non- confidential basis from a source other than the Company or any of its affiliates, (iii) to our and our affiliates’ (including head office, branch or representative offices) officers, directors, employees, affiliates, independent auditors, legal counsel and other advisors (collectively, the “Representatives”) (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (iv) to actual or potential Lenders, assignees or participants or sub-participants in the Credit Facilities, in each case who agree to be bound by the terms of this paragraph or substantially similar confidentiality provisions; provided that such disclosure shall be made subject to the acknowledgment and acceptance by such prospective Lender, assignee, participant or sub-participant on behalf of itself and its advisors, that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and the Commitment Parties and the Mandated Lead Arrangers, including, without limitation, as set forth in any confidential information memorandum or other marketing materials) in accordance with the standard syndication processes of the Mandated Lead Arrangers or market standards for dissemination of such type of information, which may require “click through” or other affirmative action on the part of the recipient to access such confidential information, (v) for purposes of establishing a “due diligence” defense, (vi) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter, the Fee Letter, the applicable Credit Documentation, or the enforcement of rights hereunder or thereunder, (vii) with the consent of the Company, (viii) to any rating agency for the purpose of obtaining a credit rating applicable to the Company, any Loan Party, any Commitment Party or any Mandated Lead Arranger, or (ix) insurers, insurance brokers and other credit protection and service providers of any Commitment Party, any Mandated Lead Arranger, or any of their respective affiliates who are under a duty of confidentiality to such Commitment Party, Mandated Lead Arranger or affiliate. For purposes of this Section, “Confidential Information” means all confidential and non-public information received from or on behalf of the Company or any of its subsidiaries and relating to the Company, any of its subsidiaries, the Target or any of its subsidiaries, or any of their respective businesses, or to the Transactions, other than any such information that is available to the Commitment Parties or the Mandated Lead Arrangers on a non- confidential basis prior to disclosure by the Company from a source which is not, to the knowledge of the recipient, prohibited from disclosing such information by a confidentiality agreement or other legal or fiduciary obligation to the Company. The confidentiality obligations of the Commitment Parties and the Mandated Lead Arrangers under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the applicable Credit Documentation upon execution and effectiveness thereof and in any event shall terminate on the second anniversary of the date hereof. 6. Representations and Warranties You represent and warrant (prior to the Closing Date, with respect to information related to the Target and its subsidiaries, to the best of your knowledge) that (i) all written factual information, other than (x) Projections (as defined below), (y) information of a general economic or industry nature and (z) budgets, estimates and other forward-looking information, that has been or will hereafter be made available to the Commitment Parties and the Mandated Lead Arrangers by or on behalf of you or any of your subsidiaries, the Target or any of its subsidiaries, or any of their respective representatives in 11 connection with any aspect of the transactions contemplated hereby (the “Information”), taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial estimates, forecasts and other forward-looking information, if any, that have been or will be prepared by or on behalf of you or any of your subsidiaries, the Target and its subsidiaries, or any of their respective representatives (or on their behalf) and made available to the Commitment Parties and the Mandated Lead Arrangers (the “Projections”) have been or will be prepared in good faith based upon assumptions that are reasonable at the time made, it being understood and agreed that Projections are as to future events and are not to be viewed as facts or a guarantee of financial performance and are subject to significant uncertainties and contingencies, many of which are beyond the Company’s and its subsidiaries’ control, that no assurance can be given that such Projections will be realized, that actual results may differ significantly from the Projections and that such differences may be material. If, at any time prior to the later of the Syndication Termination Date and the Closing Date, you become aware that any of the representations and warranties in the preceding sentence would not be accurate and complete in any material respect if the Information or Projections were being furnished, and such representations and warranties were being made, at such time, then the Company will promptly supplement (and, prior to the Closing Date, in the case of Information and Projections provided by or on behalf of the Target or any of its subsidiaries, you agree to use commercially reasonable efforts to cause the Target to supplement) the Information and/or Projections so that such representations and warranties contained in this paragraph remain accurate and complete in all material respects under those circumstances. In issuing this Commitment Letter and in arranging the Credit Facilities, including the syndication of the Incremental Facility, the Commitment Parties and the Mandated Lead Arrangers will be entitled to use, and to rely on the accuracy of, the Information furnished to it by or on behalf of you or any of your representatives without responsibility for independent verification thereof. 7. No Third Party Reliance; Not a Fiduciary, Etc. The commitments and agreements of the Commitment Parties hereunder and the agreements of the Mandated Lead Arrangers hereunder, in each case are made solely for your benefit and the benefit of the Commitment Parties, the Mandated Lead Arrangers, and the other Indemnified Persons, as applicable, and may not be relied upon or enforced by any other person. Each Commitment Party and Mandated Lead Arranger may, subject to Section 8, employ the services of its respective affiliates in providing certain services hereunder and, in connection with the provision of such services, but subject to Section 5 above, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter and the Fee Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits, and be subject to the obligations, of the applicable Commitment Party or Mandated Lead Arranger hereunder. Each Commitment Party and Mandated Lead Arranger shall be responsible for such affiliate’s failure to comply with such obligations under this Commitment Letter. You hereby acknowledge and acknowledge your affiliates’ understanding that (a) the Commitment Parties and the Mandated Lead Arrangers are acting pursuant to a contractual relationship on an arm’s- length basis between you and your affiliates, on the one hand, and the Commitment Parties and the Mandated Lead Arrangers, on the other hand, and the parties hereto do not intend that the Commitment Parties or the Mandated Lead Arrangers act or be responsible as a financial advisor or a fiduciary to or agent of you or your management, stockholders, creditors or any other person. You, the Commitment Parties and the Mandated Lead Arrangers hereby expressly disclaim and waive any fiduciary relationship and agree they are each responsible for making their own independent judgments with respect to any transactions entered into between them and you agree that you will not assert any claim against any Commitment Party or any Mandated Lead Arranger based on any breach or alleged breach of agency or fiduciary duty by such Commitment Party or such Mandated Lead Arranger in connection with this 12

Commitment Letter, the Fee Letter, or the transactions contemplated hereby or thereby. You also hereby acknowledge that (a) pursuant to the services provided herein, the Commitment Parties and the Mandated Lead Arrangers have not advised and are not advising you as to any legal, accounting, regulatory or tax matters or any other matters in any jurisdiction, and that you are consulting your own advisors concerning such matters to the extent you deem it appropriate and (b) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby. You understand that the Commitment Parties, the Mandated Lead Arrangers, and their respective affiliates (collectively, the “Group”) are full service securities or banking firms and are engaged in securities trading and brokerage activities as well as providing a wide range of investment banking and other financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research). Members of the Group and businesses within the Group generally act independently of each other, both for their own account and for the account of clients. Accordingly, there may be situations where parts of the Group and/or their clients either now have or may in the future have interests, or take actions, that may conflict with your interests. For example, the Group may, in the ordinary course of business, engage in trading in financial products or undertake other investment businesses for their own account or on behalf of other clients, including without limitation, trading in or holding long, short or derivative positions in securities, loans or other financial products of you or your affiliates or other entities connected with the Credit Facilities or the transactions contemplated hereby. With respect to any securities and/or financial instruments so held by any Commitment Party, any Mandated Lead Arranger, or any of its or their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In recognition of the foregoing, you agree that the Group is not required to restrict its activities as a result of this Commitment Letter or the Fee Letter and that the Group may undertake any business activity without further consultation with or notification to you. Neither this Commitment Letter, the Fee Letter, nor the receipt by the Commitment Parties or the Mandated Lead Arrangers of confidential information nor any other matter will give rise to any fiduciary, equitable or contractual duties (including without limitation, any duty of trust or confidence) that would prevent or restrict the Group from acting on behalf of other customers or for its own account. Furthermore, you agree that neither the Group nor any member or business of the Group is under a duty to disclose to you or use on your behalf any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with the Group’s long-standing policy to hold in confidence the affairs of its customers, the Group will not use confidential information obtained from you except in connection with its services to, and its relationship with, you, provided, however, that the Group will be free to disclose information upon reasonable advance notice to you (to the extent practicable and permissible) in any manner as required by law, regulation, regulatory authority or other applicable judicial or government order. In furtherance of the foregoing, each party hereto hereby acknowledges that the Commitment Parties, the Mandated Lead Arrangers, or their respective affiliates, (i) may provide debt financing, equity capital or other services to other persons with whom the Company or its affiliates may have conflicting interests in respect of the Credit Facilities in this or other transactions, and (ii) may act in more than one capacity in relation to the transactions contemplated by this Commitment Letter and the Fee Letter and may have conflicting interests in respect of such different capacities. The Company acknowledges (on behalf of itself and its affiliates) that the Commitment Parties and the Mandated Lead Arrangers have no obligation to use any information obtained from another source for purposes of the Credit Facilities or otherwise in connection with its obligations under this Commitment Letter and the Fee Letter, or to furnish such information to the Company or its affiliates. 13

8. Assignments The Company may not assign or delegate any of its rights or obligations under this Commitment Letter without the prior written consent of each Mandated Lead Arranger and each Commitment Party, and any attempted assignment without such consent shall be void ab initio. The Commitment Parties and the Mandated Lead Arrangers may not assign or delegate any of their rights, commitments with respect to the Credit Facilities or other obligations under this Commitment Letter, as applicable, without the Company’s prior written consent or except (i) to its affiliates, (ii) as provided in Section 2 hereof or (iii) on or after the Closing Date, as provided in the section titled “Transfers and Assignments” in each Term Sheet, and any attempted assignment without such consent (to the extent required in accordance with this Commitment Letter) shall be void ab initio. Notwithstanding the foregoing, any and all obligations and services to be provided by each Mandated Lead Arranger and each Commitment Party hereunder (including, without limitation, each Commitment Party’s commitments), may be performed, and any and all rights of such Mandated Lead Arranger and such Commitment Party hereunder may be exercised, by or through one or more of its affiliates or branches; provided that, other than with respect to an assignment to which you otherwise consent in writing (which consent shall not be unreasonably withheld by you), such Commitment Party shall not be released from the portion of its commitment hereunder so assigned to the extent such assignee fails to fund the portion of the commitment assigned to it on the Closing Date notwithstanding the satisfaction of the conditions to funding set forth herein. 9. Amendments This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each party hereto; provided that only the consent of the Commitment Parties and the Mandated Lead Arrangers shall be required to amend the last five paragraphs of Section 2. 10. Governing Law, Survival, Etc. THIS COMMITMENT LETTER, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS COMMITMENT LETTER, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement by the parties hereto to negotiate in good faith and as promptly as reasonably practicable the Credit Documentation in a manner consistent with this Commitment Letter, the Fee Letter and the Term Sheets, it being acknowledged and agreed that the commitment provided hereunder is subject to conditions precedent set forth herein and in the Term Sheets. Each of the parties hereto agrees that the Fee Letter is a binding and enforceable agreement with respect to the subject matter contained therein. This Commitment Letter sets forth the entire agreement among the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by facsimile, email or other electronic transmission (including pdf or other similar format) shall be as effective as delivery of a manually executed counterpart of this Commitment Letter. The Fee Letter and Sections 2 through 7, 10, 11 and 12 hereof shall survive the termination of the Commitment Parties’ commitments hereunder and the termination of the agreements of the Mandated Lead Arrangers hereunder, and shall remain in full force and effect regardless of whether the Credit Documentation is executed and delivered; provided that your obligations under Section 3 and the second paragraph of Section 4 shall 14 automatically terminate on the Closing Date and be superseded by the corresponding provisions of the applicable Credit Documentation upon execution thereof, solely to the extent such provisions in the Credit Documentation cover the same scope and subject matter as set forth in Section 3 and the second paragraph of Section 4; provided, further, that your obligations under Section 2 shall automatically terminate on the Termination Date if the Closing Date has not occurred. You acknowledge that information and documents relating to the Credit Facilities may be transmitted through the Platform. 11. Taxes; Payments. All payments under this Commitment Letter and the Fee Letter will, except as otherwise provided herein or therein, be made in U.S. Dollars and will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Company) requires the deduction or withholding of any tax from any such payment, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and shall indemnify each Indemnified Person for and hold it harmless against any such taxes and any liability arising therefrom or with respect thereto; provided that (i) the Company shall not be liable for (a) any Excluded Taxes (as defined in the Existing Term Loan Agreement) or (b) any U.S. federal withholding taxes imposed on amounts payable to or for the account of such Indemnified Person under this Commitment Letter or the Fee Letter pursuant to a law in effect on the date of this Commitment Letter and (ii) the relevant Indemnified Party shall deliver any documentation prescribed by the applicable requirement of law as will permit payment to which such payee is entitled to be made without any, or at a reduced rate of, deduction or withholding for, or on account of, taxes; provided, however, that no Indemnified Person shall be required to provide any documentation that it is not legally entitled to provide, or that, in the relevant Indemnified Person’s reasonable judgment, would subject such Indemnified Person to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect. 12. WAIVER OF JURY TRIAL, ETC. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF. With respect to all matters relating to this Commitment Letter, you and we each hereby irrevocably and unconditionally (i) submit to the jurisdiction of the U.S. District Court for the Southern District of New York State or, if that court does not have subject matter jurisdiction, in any State court located in the City and County of New York; (ii) agree that all claims related to this Commitment Letter shall be brought, heard and determined exclusively in such courts, (iii) waive, to the fullest extent you and we may effectively do so, any objection to the laying of venue of any suit, action or proceeding brought in any court referred to in clause (i) above or any claim that any such suit, action or proceeding has been brought in an inconvenient forum, (iv) agree that a final judgment of such courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and (v) waive any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process or setoff to which you or we or your or our properties or assets may be entitled. Nothing herein will affect the right of the Commitment Parties and the Mandated Lead Arrangers to serve legal process in any other manner permitted by law. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations under this Commitment Letter. 15

13. Patriot Act, Etc. Each Commitment Party and each Mandated Lead Arranger hereby notifies you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (as amended, the “Patriot Act”) and 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), the Commitment Parties, the Mandated Lead Arrangers and the Lenders and each of their respective affiliates are required to obtain, verify and record information that identifies the Company and each Guarantor, which information includes the name, address, tax identification number and other information regarding the Company and each Guarantor that will allow the Commitment Parties, the Mandated Lead Arrangers, or such Lender to identify the Company and each Guarantor in accordance with the Patriot Act and to obtain certifications regarding beneficial ownership under the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective as to the Commitment Parties, the Mandated Lead Arrangers and the Lenders and each of their respective affiliates. 14. [Reserved]. 15. Termination If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to the Mandated Lead Arrangers and the Commitment Parties executed counterparts hereof and thereof not later than 5:00 p.m., New York City time, on November 9, 2018. The Commitment Parties’ commitments and agreements hereunder and agreements of the Mandated Lead Arrangers contained herein will expire at such time in the event that the Mandated Lead Arrangers and the Commitment Parties have not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter and the commitments and agreements of the Commitment Parties, the Mandated Lead Arrangers, and the Company hereunder, if timely accepted and agreed to by the Company, shall automatically terminate upon the first to occur of (a) with respect to the Short Term Loan Facility, the execution and delivery of the definitive credit agreement in respect of the Short Term Loan Facility, (b) with respect to the Incremental Facility, the amendment or other documentation implementing the Incremental Facility, in each case by the Company, Borrower, each Guarantor, the initial lenders party thereto, and the agents party thereto, (c) 5:00 p.m., New York City time, on February 28, 2020, (d) April 26, 2019, as such date may be extended pursuant to Section 9.2(a) of the Merger Agreement, as in effect on the date hereof, (e) with respect to either or both of the Short Term Loan Facility and/or the Incremental Facility (as specified in such notice), delivery of written notice of termination by the Company to each Commitment Party and each Mandated Lead Arranger, (f) the date that the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Acquisition, and (g) as to any Credit Facility, the consummation of the Acquisition without the use of such Credit Facility (the earliest date set forth in clauses (a) through (g), the “Termination Date”). [Signature pages follow.] 16

Very truly yours, ABN AMRO CAPITAL USA LLC By: /s/ John Sullivan Name: John Sullivan Title: Managing Director ABN AMRO CAPITAL USA LLC By: /s/ Floris Jongma Name: Floris Jongma Title: Director [Signature page to 2018 Syndicate Commitment Letter]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED By: /s/ Carl Roberts Name: Carl Roberts Title: Head of Loan Syndications, South & South East Asia [Signature page to 2018 Syndicate Commitment Letter]

AXIS BANK LIMITED By: /s/ Raj Kumar Khosa Name: Raj Kumar Khosa Title: C.E.O. AXIS BANK LIMITED By: /s/ Niladhri Nandi Name: Niladhri Nandi Title: Head – Credit [Signature page to 2018 Syndicate Commitment Letter]

BANK OF AMERICA, N.A. By: /s/ Frances Fabello Name: Frances Fabello Title: Assistant Vice President [Signature page to 2018 Syndicate Commitment Letter]

BARCLAYS BANK PLC By: /s/ Mark Pope Name: Mark Pope Title: Assistant Vice President [Signature page to 2018 Syndicate Commitment Letter]

CITIGROUP GLOBAL MARKETS ASIA LIMITED By: /s/ Chiranjeev Kumar Name: Chiranjeev Kumar Title: Director CITIBANK, N.A. By: /s/ Siddarth Bansal Name: Siddarth Bansal Title: Director [Signature page to 2018 Syndicate Commitment Letter]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK By: /s/ Akash Sen Name: Akash Sen Title: Managing Director By: /s/ Sameer Bejalwar Name: Sameer Bejalwar Title: Vice President [Signature page to 2018 Syndicate Commitment Letter]

DEUTSCHE BANK SECURITIES INC. By: /s/ Mason Parker Name: Mason Parker Title: Managing Director By: /s/ Alvin Varughese Name: Alvin Varughese Title: Director DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH By: /s/ Mason Parker Name: Mason Parker Title: Managing Director By: /s/ Alvin Varughese Name: Alvin Varughese Title: Director DEUTSCHE BANK AG NEW YORK BRANCH By: /s/ Mason Parker Name: Mason Parker Title: Managing Director By: /s/ Alvin Varughese Name: Alvin Varughese Title: Director [Signature page to 2018 Syndicate Commitment Letter]

DBS BANK LTD. By: /s/ Mildred Seow Slok Eng Name: Mildred Seow Slok Eng Title: Managing Director & Head [Signature page to 2018 Syndicate Commitment Letter]

FIRST ABU DHABI BANK USA N.V. By: /s/ Husam Arabiat Name: Husam Arabiat Title: Country CEO By: /s/ Pamela Sigda Name: Pamela Sigda Title: Chief Financial Officer [Signature page to 2018 Syndicate Commitment Letter]

HSBC SECURITIES (USA) INC. By: /s/ Frederic Fournier Name: Frederic Fournier Title: Director HSBC BANK USA, N.A. By: /s/ Frederic Fournier Name: Frederic Fournier Title: Senior Vice President [Signature page to 2018 Syndicate Commitment Letter]

ICICI BANK LIMITED, NEW YORK BRANCH By: /s/ Akashdeep Sarpal Name: Akashdeep Sarpal Title: Country Head – USA [Signature page to 2018 Syndicate Commitment Letter]

ING BANK N.V., SINGAPORE BRANCH By: /s/ Paul Verwijmeren Name: Paul Verwijmeren Title: Head of Corporate Lending, South-East Asia and Taiwan By: /s/ Milly Tan Name: Milly Tan Title: Director, Corporate Lending [Signature page to 2018 Syndicate Commitment Letter]

JPMORGAN CHASE BANK, N.A. By: /s/ Tasvir Hasan Name: Tasvir Hasan Title: Executive Director [Signature page to 2018 Syndicate Commitment Letter]

MIZUHO BANK, LTD. By: /s/ Dr. Durgesh Tinaikar Name: Dr. Durgesh Tinaikar Title: Joint General Manager & Head – Corporate Banking & Financial Institutions, India [Signature page to 2018 Syndicate Commitment Letter]

MUFG BANK, LTD. By: /s/ Masashi Sakai Name: Masashi Sakai Title: Managing Director, Corporate Banking Division for EMEA MUFG Bank, Ltd. [Signature page to 2018 Syndicate Commitment Letter]

SOCIETE GENERALE, HONG KONG BRANCH By: /s/ Tapan Vaishnav Name: Tapan Vaishnav Title: Head of Advisory & Financing Group, Asia-Pacific By: /s/ Roland Riedel Name: Roland Riedel Title: Director of Loan Syndicate & Sales, Asia- Pacific [Signature page to 2018 Syndicate Commitment Letter]

STANDARD CHARTERED BANK By: /s/ Virendra Dhir Name: Virendra Dhir Title: Executive Director, Loan Syndicate & Distribution [Signature page to 2018 Syndicate Commitment Letter]

STATE BANK OF INDIA By: /s/ Prem Anup Sinha Name: Prem Anup Sinha Title: Deputy General Manager, ECBs & Syndications Department, International Banking Group, State Bank of India [Signature page to 2018 Syndicate Commitment Letter]

SUMITOMO MITSUI BANKING CORPORATION SINGAPORE BRANCH, Incorporated in Japan with limited liability, Company Registration No. T03FC6366F By: /s/ Velarie Lee Name: Velarie Lee Title: Deputy General Manager [Signature page to 2018 Syndicate Commitment Letter]

Accepted and agreed to as of the date first written above: NOVELIS INC. By /s/ Randal P. Miller Name: Randal P. Miller Title: Vice President & Treasurer [Signature page to 2018 Syndicate Commitment Letter]

Exhibit A

Sell Down Commitment Party	Short Term Loan Facility Commitment	Incremental Facility Commitment	Incremental Facility Hold Level
ABN AMRO Capital USA LLC	$70,000,000	$37,000,000	$30,000,000
Australia and New Zealand Banking Group Limited	$70,000,000	$37,000,000	$30,000,000
Axis Bank Limited	$70,000,000	$37,000,000	$30,000,000
Bank of America, N.A.	$70,000,000	$37,000,000	$30,000,000
Barclays Bank PLC	$70,000,000	$37,000,000	$30,000,000
Citibank, N.A.	$70,000,000	$37,000,000	$30,000,000
Crédit Agricole Corporate and Investment Bank	$70,000,000	$37,000,000	$30,000,000
DBS Bank Ltd.	$70,000,000	$37,000,000	$30,000,000
Deutsche Bank AG New York Branch	–	$37,000,000	$30,000,000
Deutsche Bank AG Cayman Islands Branch	$70,000,000	–	–
First Abu Dhabi Bank USA N.V.	$70,000,000	$37,000,000	$30,000,000
HSBC Bank USA, N.A.	$70,000,000	$37,000,000	$30,000,000
ICICI Bank Limited, New York Branch	$70,000,000	$37,000,000	$30,000,000
ING Bank N.V., Singapore Branch	$70,000,000	$37,000,000	$30,000,000
JPMorgan Chase Bank, N.A.	$70,000,000	$37,000,000	$30,000,000
Mizuho Bank, Ltd.	$70,000,000	$37,000,000	$30,000,000
MUFG Bank, Ltd.	$70,000,000	$37,000,000	$30,000,000
Societe Generale, Hong Kong Branch	$70,000,000	$37,000,000	$30,000,000
Standard Chartered Bank	$70,000,000	$37,000,000	$30,000,000
State Bank of India	$170,000,000	$72,000,000	$60,000,000
Sumitomo Mitsui Banking Corporation Singapore Branch	$70,000,000	$37,000,000	$30,000,000
Total	**$1,500,000,000**	**$775,000,000**	**$630,000,000**

1117554.03B-CHISR02A - MSW

EXHIBIT B – Short Term Loan SUMMARY OF PRINCIPAL TERMS AND CONDITIONS Capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet (“Term Sheet”) is attached, or the Fee Letter (as defined therein), as applicable. A. TRANSACTION OVERVIEW Borrower (the Before the consummation of the Acquisition (as defined below): Novelis “Borrower”): Acquisitions LLC, a Delaware limited liability company, which is wholly owned and controlled, directly or indirectly, by the Parent (as defined below). Immediately after giving effect to the merger of Novelis Acquisitions LLC with and into the Target (as defined below) in connection with the Acquisition: the Target, which shall be wholly owned and controlled, directly or indirectly, by the Parent. Parent (the Before the Designated Holdco Effective Date (as defined in the Closing Date “Parent”): Existing Term Loan Facility): Novelis Inc., a corporation amalgamated under the Canada Business Corporations Act, which is wholly owned and controlled, directly or indirectly, by the Sponsor. After the Designated Holdco Effective Date: UK Holdco (as defined in the Amendment Term Sheet). “Existing Term Loan Facility” means that certain Credit Agreement, dated as of January 10, 2017, among Novelis Inc., as borrower, the guarantors party thereto, the lenders party thereto, Standard Chartered Bank as administrative agent for the term loan lenders and as collateral agent for the secured parties (as amended, modified, supplemented or restated prior to the date of the Commitment Letter); “Closing Date Existing Term Loan Facility” means the Existing Term Loan Facility, as amended by an amendment that, among other things, would include the terms set forth in the Amendment Term Sheet (the “Term Loan Amendment”); “Term Loan Facility” means the Closing Date Existing Term Loan Facility as modified in connection with the Incremental Facility (as defined below). Existing Term Loan Novelis Inc., a corporation amalgamated under the Canada Business Borrower (the Corporations Act. “Company”): Novelis Group: Holdings (as defined below) and its restricted subsidiaries. Sponsor: Hindalco Industries Limited, an entity incorporated in India which is controlled by the Promoters. Promoters: A V Birla Group. Guarantors: AV Metals Inc., a corporation amalgamated under the Canada Business Corporations Act (or, if required to become a guarantor under the terms of the Closing Date Existing Term Loan Facility, AV Minerals (Netherlands) N.V., a company organized under the laws of the Netherlands (“AV Minerals”)) (“Holdings”), Parent and each of the Parent’s direct and indirect subsidiaries (including the Target and its subsidiaries upon consummation of the Acquisition), subject to customary exceptions consistent with the Closing Date Existing Term Page 1 of 18 1117181.04F-CHISR02A - MSW

Loan Facility, including immaterial subsidiaries, unrestricted subsidiaries and subsidiaries prohibited from providing such a guaranty under applicable legal restrictions. Letter of Comfort Sponsor. Provider: Loan Parties: The Borrower and the Guarantors (the “Loan Parties”). Target: Aleris Corporation, a Delaware corporation (the “Target”). Target Group: Target and all its subsidiaries. Transactions: The Borrower intends to acquire (the “Acquisition”) the Target pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 26, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), among the Company, the Borrower, the Target, and OCM Opportunities ALS Holdings, L.P., a Delaware limited partnership (the “Stockholders Representative”), repay certain indebtedness of the Target and its subsidiaries in connection with the Acquisition (the “Target Indebtedness”), and to pay all fees, costs and expenses in connection with the foregoing (collectively, the “Transactions”). Mandated Lead The Mandated Lead Arrangers named in the Commitment Letter (collectively, the Arrangers, “MLAs”). Bookrunners and Underwriters: Administrative Standard Chartered Bank. Agent: Documentation ABN AMRO Capital USA LLC and Citi. Agents: Lenders: As selected by the MLAs in consultation with the Borrower. The Lenders, the MLAs and the Administrative Agent are together the “Finance Parties”. Incremental Facility: Up to US$775,000,000 incremental term loan facility to be drawn under the Term Loan Facility by the Borrower for the purpose of funding part of the purchase price payable in connection with the Acquisition and payment of fees and expenses (the “Incremental Facility”). B. FACILITY Facility: Bullet repayment short term loan (“Short Term Loan”). Amount: Up to US$1,500,000,000. Availability Period: On and after the Signing Date until the Termination Date. “Termination Date” means upon the first to occur of (a) 5:00 p.m., New York City time, on February 28, 2020, (b) April 26, 2019, as such date may be extended pursuant to Section 9.2(a) of the Merger Agreement (without giving effect to any amendments thereto), (c) delivery of written notice of termination by the Parent of all of the commitments for the Short Term Loan, (d) the date that the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Acquisition, (e) the consummation of the Acquisition without the use of the Short Term Loan, and (f) the Closing Date (after giving effect to the funding of the Page 2 of 18 1117181.04F-CHISR02A - MSW loans under the Short Term Loan on such date). The Borrower may elect whether or not to borrow under the Short Term Loan on the Closing Date, and any such borrowing may be for all or any portion of the commitments then available under the Short Term Loan. After giving effect to the funding of any loans under the Short Term Loan on the Closing Date, all undrawn commitments under the Short Term Loan shall immediately terminate. Maturity Date: 12 months from the date of first utilization under the Short Term Loan Agreement (as defined below). Purpose: a) Financing a portion of the consideration paid to acquire the Target pursuant to the Merger Agreement; b) Repayment of existing debt at the Target Group; and c) The payment of fees, costs and expenses incurred in connection with the Acquisition, the Short Term Loan and the Incremental Facility. Repayment: Bullet repayment on the Maturity Date. C. PRICING Upfront Fee: 0.25% of the aggregate principal amount of Short Term Loans funded by each Lender, which fee shall be earned, due and payable in U.S. dollars on the date the Short Term Loans are funded. No Upfront Fee will be payable on any unfunded portion of the commitments. Commitment Fee: 0.24% per year (calculated based on a year of 360 days) calculated on the undrawn and uncancelled amount of the commitments for the Short Term Loan. Such fees shall accrue commencing with the Signing Date, and are payable monthly (on the last business day of each calendar month) in arrears prior to the Closing Date, on the Closing Date, and on the terminated commitments for the Short Term Loan at the time a termination is effective, in each case to the Lenders providing commitments for the Short Term Loan at the end of, or immediately prior to the end of, the applicable period. Such fee shall be apportioned among the Lenders providing commitments for the Short Term Loan during the applicable period. Margin: 0.95% per annum. Interest Periods: 3 months (or any shorter period with the prior written consent of the Lenders holding more than 50% of the Short Term Loans). Interest is payable on the last day of each Interest Period on the basis of actual days elapsed and a year of 360 days. Interest: The aggregate of: (a) Margin; and (b) LIBOR There will be a LIBOR floor of 0.00%. The Credit Documentation will contain customary provisions relating to LIBOR market disruption consistent with those in the Closing Date Existing Term Loan Page 3 of 18 1117181.04F-CHISR02A - MSW

Facility. Default Interest: During the continuance of any payment default under the Credit Documentation (as defined below), such overdue amount shall accrue interest at 2% per annum in addition to the interest rate otherwise applicable thereto. Cost and Yield Customary for transactions and facilities of this type, including, without limitation, Protection: in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, and reserves without proration or offset subject to exceptions and limitations customary for transactions and facilities of this type. Taxes: Novelis expects the initial Lenders to book the loans in jurisdictions with, or in a manner giving rise to, zero U.S. federal withholding tax, unless, as a result of a change in law after the date the applicable Lender provided a binding commitment to fund the Short Term Loan, booking the loans in jurisdictions with, or in a manner giving rise to, zero U.S. federal withholding tax would, in the Lender’s reasonable judgment, subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. The terms of the Short Term Loan will contain gross-up provisions for withholding taxes solely to the extent such withholding taxes are applicable to changes in law following the earlier of (1) the date applicable Lender provided a binding commitment to a member of the Novelis Group to fund the Short Term Loans and (2) the date the applicable Lender acquired its interest in the Short Term Loan (including an acquisition of an interest in the Short Term Loan pursuant to an assignment). In addition to the gross-up set forth in the preceding sentence for changes in law after the date of an assignment, in the case of an assignment of the Short Term Loan, an assignee Lender shall also be entitled to a gross-up for withholding taxes to the extent such Lender’s assignor was entitled to a gross-up for withholding taxes immediately prior to the assignment; provided that, for the avoidance of doubt, no assignee shall be entitled to any such gross-up for withholding taxes in excess of the withholding taxes to which such assignee is subject. Novelis’s obligation to provide any gross-up for U.S. federal withholding taxes shall be subject to the applicable lender providing U.S. federal tax forms customarily required to be delivered by lenders pursuant to U.S. loan agreements, including applicable Forms W-8 or W-9, which would reduce or eliminate U.S. federal withholding tax, to the extent the applicable lender is legally entitled to provide such forms. Novelis’s obligation to provide any gross- up for non-U.S. withholding taxes shall be subject to the applicable lender providing non-U.S. tax forms reasonably requested by Novelis which would reduce or eliminate non-U.S. withholding tax, provided, however, that the submission of such non-U.S. tax forms shall not be required if in the lender’s reasonable judgment the completion, execution or submission of any such forms would subject such lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such lender. In the event Novelis is required to pay any withholding taxes with respect to interest and fees with respect to Short Term Loans held by any Lender and such Lender is not grossed-up for such taxes pursuant to the provisions described herein, Novelis will provide such Lender with a certificate confirming the amount of such withholding taxes paid. Page 4 of 18 1117181.04F-CHISR02A - MSW

The borrower under the Short Term Loan shall be a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, and shall represent to the Lenders that interest and other payments under the Short Term Loan documents are not subject to any non-U.S. withholding taxes. D. OTHER TERMS Documentation: The Short Term Loan will be made available under a loan agreement (the “Short Term Loan Agreement”) based on the documentation for the Closing Date Existing Term Loan Facility except (i) as expressly set forth herein, (ii) other changes to remove provisions related to security to reflect the unsecured nature of the facility as mutually agreed between the Borrower and the MLAs and (iii) deletion of Section 6.11(a) of the Closing Date Existing Term Loan Facility. Additional documentation will include guarantees and other related documents usual for transactions of this type and (where applicable) consistent with the equivalent documentation delivered in connection with the Closing Date Existing Term Loan Facility (together with the Short Term Loan Agreement, the “Credit Documentation”). Letter of Comfort: A Letter of Comfort in the form attached as Annex A to this term sheet (“LoC”) shall be delivered to the Administrative Agent and the Lenders from the Sponsor on or prior to the Closing Date, which letter shall have been approved by the Sponsor’s board of directors prior to the date that it is delivered. Signing Date: The date of execution, delivery and effectiveness of the credit agreement in respect of the Short Term Loan (the “Signing Date”). Closing Date: The date of borrowing of the term loans under the Short Term Loan (the “Closing Date”), which date shall be at least two business days after the Signing Date. Conditions The conditions precedent to the effectiveness of the Short Term Loan shall be Precedent to Signing consistent with the conditions precedent to the effective date set forth in the Date: Existing Term Loan Facility, as modified as set forth below and opposite the heading “Documentation” above, and shall be limited to: (a) on or prior to February 28, 2019, the negotiation, execution and delivery of the Short Term Loan Agreement on terms and subject to conditions consistent with the Commitment Letter and this term sheet or otherwise reasonably satisfactory to the MLAs; (b) all “know your customer” requirements shall be completed; (c) the Administrative Agent shall have received executed copies of (i) the Term Loan Amendment and all documents and certificates executed and delivered in connection therewith, which shall be in full force and effect and all conditions precedent to the effectiveness of the amendments set forth therein shall have been satisfied, and (ii) the loan documents in respect of the Incremental Facility that are required to be delivered on the effective date of the Incremental Facility pursuant to the terms thereof, which shall be in full force and effect and all conditions precedent to the signing date set forth therein shall have been satisfied; Page 5 of 18 1117181.04F-CHISR02A - MSW

(d) all fees required to be paid by the Loan Parties on the effective date of the Short Term Loan Agreement and, to the extent invoiced at least one business day prior to such date, all reasonable and documented out-of- pocket expenses required to be reimbursed by the Company to the Finance Parties and their representatives and counsel in connection with the Transactions shall have been paid; (e) satisfactory solvency certification; (f) all of the representations and warranties in the Credit Documentation shall be true and correct as of the Signing Date; (g) no default or event of default under the Short Term Loan shall have occurred and be continuing or would result from the effectiveness of the Short Term Loan Agreement; (h) legal opinions from counsel to the Loan Parties in each applicable jurisdiction (or, in the case of loan documents governed by, or entities organized under, the laws of the United Arab Emirates or the Dubai International Financial Centre, counsel to the Administrative Agent), documents and other instruments and certificates as are customary for transactions of this type or as the MLAs may reasonably request, including, without limitation, (i) customary evidence of authority from each Loan Party, (ii) customary officer’s certificates from each Loan Party, (iii) certified copies of organizational or constitutional documents for each Loan Party together with a certified incumbency and specimen signature of each officer or authorized signatory for each Loan Party and (iv) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of each Loan Party, each in form and substance reasonably satisfactory to the MLAs; (i) compliance with all material requirements of law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States; (j) evidence that all approvals of governmental authorities and third parties necessary to execute and deliver the documentation required to be delivered hereunder on the Signing Date and to perform all obligations thereunder, in each case shall have been obtained and shall be in full force and effect; (k) absence of any governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated by the Short Term Loan; (l) receipt of a process agent appointment letter in respect of the Loan Parties; and (m) since March 31, 2018 through the Signing Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect (to be defined in a manner consistent with the definition in the Closing Date Existing Term Loan Facility) on Holdings and its subsidiaries. Page 6 of 18 1117181.04F-CHISR02A - MSW

Conditions The conditions precedent to the obligation of each Lender to advance loans Precedent to under the Short Term Loan shall be consistent with the conditions precedent Drawdown: (other than the conditions precedent to the effective date) and post-closing covenants (without regard to the post-closing time periods described therein unless otherwise agreed by the Lenders) set forth in the Existing Term Loan Facility, as modified as set forth below and opposite the heading “Documentation” above, and shall be limited to: (a) the Termination Date shall not have occurred; (b) the Signing Date shall have occurred; (c) the Administrative Agent shall have received a borrowing request in respect of the Short Term Loan; (d) if the Incremental Facility is funded on the Closing Date, the Administrative Agent shall have received certified copies of each definitive agreement in respect of the Incremental Facility required to be delivered on the date that the loans are funded under the Incremental Facility pursuant to the terms thereof, each of which shall be in full force and effect and all conditions precedent to the funding of the Incremental Facility shall have been satisfied (or will be satisfied concurrently with the funding of the Incremental Facility); (e) all “know your customer” requirements shall be completed; (f) all guarantees, including foreign guarantees, reaffirmation agreements and other Credit Documentation shall be executed and delivered to the Administrative Agent to the extent not provided on the Signing Date, each in form and substance satisfactory to the MLAs; (g) an amendment to, or amendment and restatement of, the Borrower’s senior revolving credit facility (the “ABL Facility”) shall have been executed and delivered, the terms of which shall, among other things, permit the Acquisition, the Short Term Loan, and the Permitted Reorganization (as defined in the Closing Date Existing Term Loan Facility) (to the extent that the ABL Facility has not been restated, refinanced or otherwise replaced prior to such time) (the “ABL Amendment”) and the Term Loan Amendment shall be in full force and effect and all conditions precedent to the effectiveness of the amendments set forth in each of the foregoing shall have been satisfied; provided that, to the extent that the ABL Facility has been restated, refinanced or otherwise replaced to the extent not prohibited by the Credit Documentation, such documents shall be in full force and effect and all conditions precedent to the effectiveness of the terms thereof shall have been satisfied, and such documents shall, among other things, permit the Acquisition, the Short Term Loan, and the Permitted Reorganization; (h) the Administrative Agent shall have received executed copies of the ABL Amendment and all documents and certificates executed and delivered in connection therewith (and, to the extent applicable, copies of all documents that restate, refinance or otherwise replace the ABL Facility); (i) the Administrative Agent shall have received the following financial Page 7 of 18 1117181.04F-CHISR02A - MSW statements and forecasts: (i) the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Novelis Group (x) as of and for the three most recent fiscal years ended at least 90 days prior to the funding of the Short Term Loan, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, and (y) as of and for each fiscal quarter ended after the end of the most recently ended fiscal year for which financial statements have been provided and at least 45 days prior to the funding date of the Short Term Loan (which requirement may be satisfied by providing links to such information on the website of the U.S. Securities and Exchange Commission, so long as such information complies with the requirements of this clause (i)); (ii) the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target and its subsidiaries (x) as of and for the three most recent fiscal years ended at least 90 days prior to the funding of the Short Term Loan, audited by and accompanied by the unqualified opinion of an independent certified public accounting firm of nationally recognized standing, and (y) as of and for each fiscal quarter ended after the end of the most recently ended fiscal year for which financial statements have been provided and at least 45 days prior to the funding date of the Short Term Loan (which requirement may be satisfied by providing links to such information on the website of the U.S. Securities and Exchange Commission, so long as such information complies with the requirements of this clause (ii)); (iii) the forecasts of financial performance of the Novelis Group and the Target covering the period commencing with the most recent fiscal quarter ended at least 45 days prior to the funding date of the Short Term Loan and ending on the date that is five years after such date, which forecasts shall have been prepared in good faith by the Novelis Group and based on assumptions believed by the Novelis Group to be reasonable, it being understood that any such forecasts may vary from actual results and such variations could be material; and (iv) pro forma financial statements after giving effect to the Acquisition as of and for the most recent fiscal year ended at least 90 days prior to the funding date of the Short Term Loan, and as of and for each fiscal quarter ended after the end of such fiscal year and at least 45 days prior to the funding date of the Short Term Loan; (j) all fees required to be paid by the Loan Parties on the date that the Short Term Loan is funded and, to the extent invoiced at least one business day prior to such date, all reasonable and documented out-of-pocket expenses required to be reimbursed by the Company to the Finance Parties and their representatives and counsel in connection with the Transactions shall have been paid; (k) the Administrative Agent shall have received evidence reasonably satisfactory to it that all loans and other accrued and outstanding obligations under the documents in respect of the Target Indebtedness (other than indebtedness permitted under the Closing Date Existing Page 8 of 18 1117181.04F-CHISR02A - MSW

Term Loan Facility) have been repaid in full, all commitments thereunder have been terminated, and all security interests in connection therewith have been released, or, in the case of each of the foregoing, will be repaid in full, terminated and released, as applicable, substantially concurrently with the funding of the loans under the Incremental Facility on the Closing Date after giving effect to the application of proceeds thereof; (l) on the date that the Short Term Loan is funded, the Acquisition shall be consummated substantially concurrently with the funding of the Short Term Loans in all material respects in accordance with the terms described in the Merger Agreement as in effect on July 26, 2018 without giving effect to any amendments thereto or any consents or waivers that, in any such case, are materially adverse to the Lenders in their capacities as such, without the consent of the MLAs (it being understood that (i) any modification, amendment, consent or waiver to the definition of “Material Adverse Effect” in the Merger Agreement, or which has the effect of modifying, amending or waiving the representation or condition as to the absence of a Material Adverse Effect (as defined in the Merger Agreement) shall be deemed to be materially adverse to the Lenders and the Administrative Agent, (ii) any decrease in the purchase price payable under the Merger Agreement shall not be deemed to be materially adverse to the Lenders, so long as such decrease does not exceed 10% of the consideration contemplated to be paid under the Merger Agreement as of July 26, 2018 and (iii) any increase in the purchase price contemplated to be paid under the Merger Agreement shall not be deemed to be materially adverse to the Lenders, so long as such increase is funded by additional common equity contributions to the Novelis Group). For the avoidance of doubt, adjustments to working capital in accordance with the terms of the Merger Agreement shall not constitute an increase or decrease in purchase price for purposes of this paragraph; (m) the LoC shall have been executed and delivered by the Sponsor to the Administrative Agent; (n) immediately after giving effect to the consummation of the Acquisition, the Target and its subsidiaries (other than subsidiaries that would not be required to become guarantors pursuant to the terms of the Closing Date Existing Term Loan Facility) will join the credit agreement in respect of the Short Term Loan as guarantors (or in the case of the Target, as Borrower) and shall execute and deliver (or cause to be executed and delivered) all other Credit Documentation, certificates and opinions consistent with the Credit Documentation, certificates and opinions delivered by the Loan Parties (other than the Target and its subsidiaries) on or prior to such date or as otherwise was required in connection with the original closing of the Existing Term Loan Facility (other than Credit Documentation related to the creation or perfection of security in any collateral); (o) satisfactory solvency certification; Page 9 of 18 1117181.04F-CHISR02A - MSW

(p) subject to the proviso below, all of the representations and warranties in the Credit Documentation shall be true and correct as of the Closing Date; (q) subject to the proviso below, no default or event of default under the Short Term Loan shall have occurred and be continuing or would result from the funding of the Short Term Loan; (r) legal opinions from counsel to the Loan Parties in each applicable jurisdiction (or, in the case of loan documents governed by, or entities organized under, the laws of the United Arab Emirates or the Dubai International Financial Centre, counsel to the Administrative Agent), documents and other instruments and certificates as are customary for transactions of this type or as the MLAs may reasonably request (including, without limitation, (i) customary evidence of authority from each Loan Party, (ii) customary officer’s certificates from each Loan Party, (iii) certified copies of organizational or constitutional documents for each Loan Party together with a certified incumbency and specimen signature of each officer or authorized signatory for each Loan Party and (iv) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of each Loan Party), each in form and substance reasonably satisfactory to the MLAs; (s) after giving effect to the Transactions and the other transactions contemplated hereby, the Novelis Group shall not have outstanding any indebtedness or preferred stock other than Indebtedness permitted by the Credit Documentation; (t) compliance with all material requirements of law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States; (u) evidence that all approvals of governmental authorities and third parties necessary to consummate the transactions contemplated by the Short Term Loan have been obtained and are in full force and effect; (v) absence of any governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated by the Short Term Loan; (w) receipt of tax withholding certificates confirming FATCA compliance from the Lenders; (x) receipt of a process agent appointment letter in respect of the Target and its subsidiaries that are required to become Loan Parties; (y) no order, judgment or decree of any governmental authority shall purport to restrain any Lender from funding the Short Term Loan, and no injunction or restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Short Term Loan or the making of loans thereunder; and Page 10 of 18 1117181.04F-CHISR02A - MSW

(z) since March 31, 2018 through the Closing Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Holdings and its subsidiaries, after giving effect to the Acquisition. provided that, notwithstanding anything to the contrary herein or in the Closing Date Existing Term Loan Facility, solely with respect to the Target and its subsidiaries, the only representations the accuracy of which shall be a condition precedent to the funding of the Short Term Loan shall be (i) such of the representations made by the Target in the Merger Agreement as are material to the interests of the MLAs and the Lenders, but only to the extent that the Company or its affiliates have the right (taking into account any applicable cure periods) to terminate its or its affiliates’ obligations (or refuse to consummate the Acquisition) under the Merger Agreement as a result of the failure of such representations to be true and correct or to otherwise satisfy the standard set forth in the Merger Agreement (the “Acquisition Agreement Representations”) and (ii) the representations and warranties contained in the Credit Documentation relating to organizational power and authority (solely as to execution, delivery and performance of the applicable Credit Documentation); the due authorization, execution, delivery and enforceability of the Credit Documentation; the incurrence of the loans by the Borrower, the provision of the guarantees by the Guarantors not conflicting with the organizational documents of the applicable person; solvency; and no violation of the Federal Reserve margin regulations, anti-terrorism laws (including the Patriot Act), sanctions (including OFAC), anti-money laundering laws, and anti-corruption laws (including the Foreign Corrupt Practices Act); the Investment Company Act; and beneficial ownership. Voluntary The Short Term Loan may be repaid, and the commitments under the Short Prepayments and Term Loan may be reduced, in whole, or in part, at any time and from time to Commitment time, in the Borrower’s sole discretion. Reductions: Any Voluntary Prepayment shall be made with accrued interest on the amount prepaid and without premium or penalty, except breakage costs if not made on the last day of an Interest Period. Mandatory Mandatory prepayments shall be made in an amount equal to the net cash Prepayments: proceeds of debt and equity raised by the Novelis Group on or after the Closing Date (subject to agreed exceptions). Net cash proceeds in respect of asset sales, casualty losses, or condemnations on or after the Closing Date (subject to agreed exceptions) shall be applied to repay Short Term Loans, but only to the extent any funds remain after making any mandatory prepayments owed under the Term Loan Facility and ABL Facility, and subject to any sharing of any application of such proceeds that may be required under notes issued by the Page 11 of 18 1117181.04F-CHISR02A - MSW

Novelis Group. The Credit Documentation shall permit mandatory prepayments with the proceeds of Specified Divestitures to be applied pro rata to loans under the Term Loan Facility and loans under the Short Term Loan.1 “Specified Divestitures” means the sale, transfer or other disposition of assets of the Target, any of its subsidiaries, Holdings, or any of its subsidiaries required in connection with obtaining regulatory (including antitrust) approval for the Acquisition, whether or not such sale, transfer or other disposition occurs prior to or after the consummation of the Acquisition. Any Mandatory Prepayment shall be made with accrued interest on the amount prepaid and without premium or penalty, except breakage costs if not made on the last day of an Interest Period. Representations and Consistent with those under the Closing Date Existing Term Loan Facility, as Warranties: modified as set forth opposite the heading “Documentation” above (and where relevant, applicable to the Short Term Loans), limited to the following: organizational existence and good standing; powers; authorization; enforceability; no conflict with organizational documents, law or material contractual obligations; applicable governmental approvals and consents; accuracy and completeness of historical financial statements; pro forma financial statements and forecasts; absence of a material adverse effect; ownership of properties; intellectual property; equity interests and subsidiaries; litigation; compliance with laws and agreements; federal reserve regulations; Investment Company Act; use of proceeds; taxes; no material misstatements; labor matters; solvency; employee benefit plans; environmental matters; insurance; material indebtedness documents; anti-terrorism law, sanctions, anti-money laundering law and anti-corruption law; location of material inventory and equipment; senior notes; material indebtedness; centre of main interests and establishments; holding and dormant companies; status as non-EEA financial institutions; Federal Power Act and Interstate Commerce Act; beneficial ownership. Affirmative Consistent with those under the Closing Date Existing Term Loan Facility, as Covenants: modified as set forth opposite the heading “Documentation” above (and where relevant, applicable to the Short Term Loans), limited to the following: delivery of financial statements, reports, compliance certificates, etc.; notices of defaults, litigation, other adverse events, etc.; maintenance of existence; continuation of businesses and maintenance of properties; compliance with law and procedures designed to ensure compliance with anti-corruption laws; maintenance of insurance; payment of taxes; employee benefits; maintaining records; access to properties and inspections; annual meetings; use of proceeds; compliance with environmental laws; environmental reports; additional guarantors; further assurances; information regarding assets; affirmative covenants with respect to leases; post-closing covenants; and designation of subsidiaries. 1 The description of the this mandatory prepayment provision gives effect to proposed amendments to the Existing Term Loan Facility that are currently under consideration by the lenders under the Existing Term Loan Facility. Page 12 of 18 1117181.04F-CHISR02A - MSW

Negative Covenants: Consistent with those under the Closing Date Existing Term Loan Facility, as modified as set forth opposite the heading “Documentation” above, limited to the following: limitations on indebtedness; limitations on liens; limitations on sale and leaseback transactions; limitations on investments, loans and advances; limitations on mergers, amalgamations and consolidations; limitations on asset sales; limitations on cash pooling arrangements; limitations on dividends; limitations on transactions with affiliates; most favored nation in respect of third lien credit agreements ; limitations on prepayments of other indebtedness; limitations on modifications of organizational documents and other documents; limitations on certain restrictions on restricted subsidiaries; limitations on issuance of disqualified capital stock; limitations on changes to the business; limitations on accounting changes; limitations on changes in fiscal year; limitations on using the proceeds of loans to purchase margin stock; no further negative pledge; limitations on actions in violation of anti-terrorism laws anti- money laundering laws; and limitations on transactions with embargoed persons and sanctions. Financial Covenant: Consistent with the financial covenant under the Closing Date Existing Term Loan Facility, limited to a maximum consolidated Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Parent then last ended (in each case taken as one accounting period), of no greater than 3.50 to 1.00. For purposes of determining compliance with the Senior Secured Net Leverage Ratio for any such period, the net cash proceeds of any capital contribution by Sponsor or its affiliates to Holdings or the issuance of Qualified Capital Stock (to be defined in a manner consistent with the Closing Date Existing Term Loan Facility) by Holdings to Sponsor or its affiliates (which proceeds are immediately contributed to the Parent) after the end of the last quarter in such period and on or prior to the day that is 10 days after the day on which financial statements are required to be delivered for such quarter will, at the request of the Borrower, be added to the amount of Consolidated EBITDA (to be defined in a manner consistent with the Closing Date Existing Term Loan Facility) for the purpose of determining compliance with financial covenants at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four fiscal quarter period there shall be a period of at least two quarters in which no Specified Equity Contribution is made, (b) there shall be no more than an aggregate of four Specified Equity Contributions, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the financial covenant and (d) all Specified Equity Contributions shall be disregarded for purposes of determining any available baskets or thresholds and shall not result in any adjustment to any amounts or calculations other than the amount of Consolidated EBITDA described above. Unrestricted Subject to limitations on loans, advances, guarantees and other investments in or Subsidiaries: transactions with, unrestricted subsidiaries, the Parent will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “Unrestricted Subsidiary” (so long as (i) immediately before and after such designation, no default or event of default has occurred and is continuing, (ii) the Page 13 of 18 1117181.04F-CHISR02A - MSW

Parent is in pro forma compliance with the Financial Covenant, and (iii) the consolidated interest coverage ratio for the most recently ended four fiscal quarters for which financial statements have been delivered would have been at least 2.00 to 1.00, determined on a pro forma basis) and subsequently re- designate any such unrestricted subsidiary as a restricted subsidiary. Unrestricted Subsidiaries will not be subject to the representation and warranty, affirmative or negative covenant or event of default provisions of the Short Term Loan and the assets, results of operations and indebtedness of Unrestricted Subsidiaries will not be taken into account for purposes of determining compliance with the financial covenants contained in the Short Term Loan. Once an unrestricted subsidiary is re-designated as a restricted subsidiary, it may not be re-designated as an unrestricted subsidiary. The fair market value of an unrestricted subsidiary on the date of its designation will constitute an investment as of such date that will be required to be permitted under the Short Term Loan facility; provided that the aggregate fair market value of all subsidiaries so designated may not exceed US$500,000,000. IFRS Reporting: The Parent shall be permitted to convert to IFRS financial reporting; provided that if and to the extent the Parent converts to IFRS (i) such conversion shall be treated as a change in GAAP, (ii) at the time of such conversion, the Parent shall deliver to the Administrative Agent a schedule reconciling the differences between GAAP and IFRS with respect to such financial statements covering the four fiscal quarter period prior to such conversion, (iii) promptly following the Parent’s notice to the Administrative Agent to the effect that it is converting to IFRS reporting, the Parent, the Administrative Agent and the Lenders shall negotiate in good faith to amend the Short Term Loan facility credit agreement to reset the financial definitions to reflect the same economic terms as are in effect prior to such conversion and (iv) until the amendment referred to in clause (iii) above is effective, compliance with financial covenants shall continue to be determined in accordance with GAAP and, upon request of the Administrative Agent, the Parent shall provide reasonably detailed backup for the financial covenant calculations. Events of Default: Consistent with those in the Closing Date Existing Term Loan Facility, as modified as set forth below and opposite the heading “Documentation” above ( and where relevant, applicable to the Short Term Loans), limited to the following: nonpayment of principal when due; nonpayment of interest, fees and other amounts when due; incorrectness of representations and warranties in any material respect when made or deemed made; violation of covenants; cross default and cross acceleration to material indebtedness (provided, in the case of the ABL Facility, breach of the financial maintenance covenant contained therein shall be subject to cross acceleration, and not cross default); bankruptcy, insolvency proceedings, etc.; inability to pay debts, etc.; material unsatisfied judgments; ERISA events; actual or asserted invalidity of loan documents; change of control (including if Parent ceases to be the beneficial owner and the direct or indirect owner of 100% of the equity interests of the Borrower); and prohibition or restraint on the conduct of the business that could reasonably be expected to result in a material adverse effect; provided that the cross- acceleration Event of Default shall be expanded to also apply to the Sponsor in respect of indebtedness the aggregate dollar equivalent amount of which Page 14 of 18 1117181.04F-CHISR02A - MSW exceeds $100,000,000. Assignments: Assignments of commitments under the Short Term Loan facility and Short Term Loans may be made to banks or financial institutions or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, in a minimum amount equal to US$1,000,000 or such lesser amount held by the assigning lender, with the consent of the Borrower, not to be unreasonably withheld; provided that no such consent will be required if (i) an event of default has occurred and is continuing or (ii) the assignment is to a Lender, an affiliate of a Lender or an Approved Fund (defined in a manner consistent with the Closing Date Existing Term Loan Facility); provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object by written notice to the Administrative Agent within five business days after receiving notice thereof. An assignment fee in the amount of US$3,500 will be charged with respect to each assignment unless waived by the Administrative Agent in its sole discretion. Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign as security all or part of its rights under the Short Term Loan to any Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations under the Credit Documentation or substitute any such pledgee or assignee for such Lender as a party to the Credit Documentation. Assignments to Disqualified Institutions (as defined below) shall not be permitted. “Disqualified Institution” shall mean, on any date, (a) any Sanctioned Person (to be defined in a manner consistent with the Closing Date Existing Term Loan Facility) and (b) any other person that is a direct competitor of the Parent (other than a person described in clause (a) or (b) of the definition of Known Affiliate (as defined below) or a Known Affiliate of a competitor, which person has been designated by the Parent as a “Disqualified Institution” by written notice to the Administrative Agent from time to time after the 90th day following the original closing date under the Existing Term Loan Facility; provided that “Disqualified Institutions” shall exclude any person that the Parent has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time. “Known Affiliate” of any person shall mean, as to such person, known affiliates readily identifiable by name, but excluding any affiliate (a) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity or (b) that is a banking or lending institution engaged in the business of making loans. Waivers and Substantially similar to the waivers and amendments section of the Closing Date Amendments: Existing Term Loan Facility, including requirements for the approval of Lenders Page 15 of 18 1117181.04F-CHISR02A - MSW holding more than 50% of the aggregate amount of the loans and commitments under the Short Term Loans (“Required Lenders”) (with certain amendments and waivers also requiring class votes), except that the consent of each directly affected Lender shall also be required with respect to items consistent with the Closing Date Existing Term Loan Facility, including, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees payable to such Lender and (c) extensions of final maturity of the loans or commitments of such Lender, and the consent of all Lenders shall be required with respect to any waiver or amendment of any provision of the LoC and otherwise with respect to items consistent with the Closing Date Existing Term Loan Facility, including, among other things, releases of all or substantially all of the subsidiary guarantors from their Guarantees. Voting rights of defaulting lenders will be limited in a customary manner. Replacement of Same as under the Closing Date Existing Term Loan Facility, including the ability Lenders: of the Borrower to replace “non-consenting Lenders” and “defaulting lenders”. Indemnification: The Borrower will indemnify and hold harmless the Administrative Agent, the MLAs, each Lender and their respective affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities and expenses arising out of or relating to the Short Term Loan, any other aspect of the transactions contemplated hereby, and the Borrower’s use of the proceeds of any loans made under the Short Term Loan, including, but not limited to, reasonable attorneys’ fees and settlement costs. This indemnification shall survive and continue for the benefit of all such persons or entities. Expenses: The Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, administration, syndication and closing of all Credit Documentation, including, without limitation, the legal fees of one primary counsel (plus local counsel in each applicable jurisdiction) to the Administrative Agent and the MLAs. The Borrower will also pay the expenses of the Administrative Agent and each Lender in connection with the enforcement of any of the Credit Documentation (provided that such expenses shall include the costs of one primary counsel to the Administrative Agent and one primary counsel to all other Lenders, collectively, plus, in each case, applicable local counsel). E. ADDITIONAL TERMS Governing Law: The laws of the State of New York; provided that certain guaranty documents will be governed by the laws of the jurisdiction applicable to the relevant guarantor. Counsel to the Skadden, Arps, Slate, Meagher & Flom LLP. Administrative Agent and mandated Lead Arrangers: Page 16 of 18 1117181.04F-CHISR02A - MSW

Annex A : Form of Letter of Comfort [HINDALCO INDUSTRIES LIMITED LETTERHEAD] To: [***insert Banks’ names***] [***insert address***] [***] 20 [***] Dear Sirs, Hindalco Industries Limited (“we” or “Hindalco”) confirms that: (a) we are aware that you and/or your various branches, affiliates, subsidiaries and associate banks (together the "Banks", which expression shall include its novatees, transferees, successors and assignees), pursuant to that certain Credit Agreement, dated as of [date] (the "Short Term Loan Agreement"), among the Borrower (as defined below), Novelis Inc., as a Guarantor, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Standard Chartered Bank, as administrative agent, have agreed to provide a senior unsecured short term loan facility in the amount of up to $1,500,000,000 (the "Short Term Credit Facility") to our indirect subsidiary, the Borrower, a wholly-owned subsidiary of Novelis Inc., in connection with the acquisition of Aleris Corporation by Novelis Inc. As used herein: (i) Borrower” means, (x) Novelis Acquisitions LLC or (y) immediately after giving effect to the merger of Novelis Acquisitions LLC with and into Aleris Corporation in connection with the Acquisition, Aleris Corporation; and (ii) Novelis Group” means AV Metals Inc. (or, following the Permitted Reorganization (as defined in the Short Term Loan Agreement), AV Minerals (Netherlands) N.V.) and its subsidiaries. (b) we will not directly or indirectly dispose of any shares in, or permit any modification in the share capital of, AV Minerals (Netherlands) N.V. (the holding company for the Novelis Group) in a manner that results in Hindalco ceasing to own and control a majority of the equity interests (determined by voting control and economics) in AV Minerals (Netherlands) N.V. without first having received your written consent or having ensured that the Borrower’s liability to the Banks pursuant to the Short Term Loan Agreement is unconditionally and irrevocably paid and discharged in full; (c) we will do whatever is necessary in order to ensure that the Novelis Group continues to conduct its business, thus enabling the Borrower (and any of its successors or assigns) to meet its obligations arising under the Short Term Loan Agreement; and (d) if we violate our obligations under this letter agreement in any way, we will promptly initiate discussions with the Banks regarding the immediate repayment of the obligations of the Borrower and the Guarantors under the Short Term Credit Facility. We further confirm that this letter applies to you and to any of your associate banks, assignees, novatees and transferees in respect of your and their respective obligations under the Short Term Loan Agreement. This letter is intended to be a letter of comfort and not a guarantee of the Short Term Loan Agreement. A copy of the resolutions of the board of directors of Hindalco Industries Limited dated [__] authorizing the execution, delivery and performance by Hindalco of this letter agreement and its obligations under this letter agreement is attached hereto. Page 17 of 18 1117181.04F-CHISR02A - MSW

Yours faithfully, HINDALCO INDUSTRIES LIMITED By Name: Title: Page 18 of 18 1117181.04F-CHISR02A - MSW

EXHIBIT C – Senior Secured Incremental Facility SUMMARY OF PRINCIPAL TERMS AND CONDITIONS Capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this term sheet (“Term Sheet”) is attached, or the Fee Letter (as defined therein), as applicable. A. TRANSACTION OVERVIEW Incremental Before the consummation of the Acquisition (as defined below): Novelis Borrower (the Acquisitions LLC, a Delaware limited liability company, which is wholly owned “Borrower”): and controlled, directly or indirectly, by the Parent (as defined below). Immediately after giving effect to the merger of Novelis Acquisitions LLC with and into the Target (as defined below) in connection with the Acquisition: the Target, which shall be wholly owned and controlled, directly or indirectly, by the Parent. Parent (the Before the Designated Holdco Effective Date (as defined in the Closing Date “Parent”): Existing Term Loan Facility): Novelis Inc., a corporation amalgamated under the Canada Business Corporations Act, which is wholly owned and controlled, directly or indirectly, by the Sponsor. After the Designated Holdco Effective Date: UK Holdco (as defined in the Amendment Term Sheet). “Existing Term Loan Facility” means that certain Credit Agreement, dated as of January 10, 2017, among Novelis Inc., as borrower, the guarantors party thereto, the lenders party thereto, Standard Chartered Bank as administrative agent for the term loan lenders and as collateral agent for the secured parties (as amended, modified, supplemented or restated prior to the date of the Commitment Letter); “Closing Date Existing Term Loan Facility” means the Existing Term Loan Facility, as amended by an amendment that, among other things, would include the terms set forth in the Amendment Term Sheet (the “Term Loan Amendment”); “Term Loan Facility” means the Closing Date Existing Term Loan Facility as modified in connection with the Incremental Facility. Existing Term Loan Novelis Inc., a corporation amalgamated under the Canada Business Borrower (the Corporations Act. “Company”): Novelis Group: Holdings (as defined below) and its restricted subsidiaries. Sponsor: Hindalco Industries Limited, an entity incorporated in India which is controlled by the Promoters. Promoters: A V Birla Group. Guarantors: AV Metals Inc., a corporation amalgamated under the Canada Business Corporations Act (or, if required to become a guarantor under the terms of the Closing Date Existing Term Loan Facility), AV Minerals (Netherlands) N.V., a company organized under the laws of the Netherlands (“AV Minerals”)) (“Holdings”), Parent and each of the Parent’s direct and indirect subsidiaries (including the Target and its subsidiaries upon consummation of the Acquisition), subject to customary exceptions consistent with the Closing Date Existing Term Loan Facility, including immaterial subsidiaries, unrestricted subsidiaries and Page 1 of 20 1117182.04E-CHISR02A - MSW subsidiaries prohibited from providing such a guaranty under applicable legal restrictions. Loan Parties: The Borrower and the Guarantors (the “Loan Parties”). Target: Aleris Corporation, a Delaware corporation (the “Target”). Target Group: Target and all of its subsidiaries. Transactions: The Borrower intends to acquire (the “Acquisition”) the Target pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 26, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), among the Company, the Borrower, the Target, and OCM Opportunities ALS Holdings, L.P., a Delaware limited partnership (the “Stockholders Representative”), repay certain indebtedness of the Target and its subsidiaries in connection with the Acquisition (the “Target Indebtedness”), and to pay all fees, costs and expenses in connection with the foregoing (collectively, the “Transactions”). Mandated Lead The Mandated Lead Arrangers named in the Commitment Letter (collectively, the Arrangers, “MLAs”). Bookrunners and Underwriters: Administrative Standard Chartered Bank. Agent: Collateral Agent (the Standard Chartered Bank. “Collateral Agent”) Documentation ABN AMRO Capital USA LLC and Citi. Agents: Lenders: As selected by the MLAs in consultation with the Borrower. The Lenders, the MLAs, the Administrative Agent and the Collateral Agent are together the “Finance Parties”. Short Term Loan: Up to US$1,500,000,000 short term loan to be drawn by the Borrower for funding part of the purchase consideration for the Acquisition, the refinancing of existing debt of the Target Group and payment of fees and expenses (the “Short Term Loan”). B. FACILITY Facility: Senior secured term loan facility (“Incremental Facility”). Amount: Up to US$775,000,000. Availability Period: On and after the Signing Date until the Termination Date. “Termination Date” means upon the first to occur of (a) 5:00 p.m., New York City time, on February 28, 2020, (b) April 26, 2019, as such date may be extended pursuant to Section 9.2(a) of the Merger Agreement (without giving effect to any amendments thereto), (c) delivery of written notice of termination of all of the commitments with respect to the Incremental Facility by the Parent, (d) the date that the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Acquisition, (e) the consummation of the Acquisition without the use of the Incremental Facility, and (f) the Closing Date (after giving effect to Page 2 of 20 1117182.04E-CHISR02A - MSW the funding of the loans under the Incremental Facility on such date). The Borrower may elect whether or not to borrow under the Incremental Facility on the Closing Date, and any such borrowing may be for all or any portion of the commitments then available under the Incremental Facility. After giving effect to the funding of any loans under the Incremental Facility on the Closing Date, all undrawn commitments under the Incremental Facility shall immediately terminate. Maturity Date: 5 years from date of the borrowing under the Incremental Facility. Scheduled The Incremental Facility will be repayable prior to final maturity in equal quarterly Amortization: installments in an aggregate annual amount equal to 1% of the original principal amount of the Incremental Facility, with the balance payable at final maturity (collectively, the “Scheduled Amortization”). Purpose: a) Funding a portion of the consideration paid to acquire the Target pursuant to the Merger Agreement; and b) The payment of fees, costs and expenses incurred in connection with the Incremental Facility, the Short Term Loan and the Acquisition. Credit The documentation governing the Term Loan Facility (the “Credit Documentation: Documentation”) shall be the same as the documentation governing the Closing Date Existing Term Loan Facility except as expressly set forth herein. Signing Date: The date of execution, delivery and effectiveness of the amendment to the Closing Date Existing Term Loan Facility (or equivalent documentation), implementing the Incremental Facility (the “Signing Date”). Closing Date: The date of borrowing of the term loans under the Incremental Facility (the “Closing Date”), which date shall be at least two business days after the Signing Date. Additional Each of Novelis Inc. and the Borrower may, at its option, from time to time and on Incremental one or more occasions, incur additional term loans in minimum amounts of Facilities: US$25,000,000 (or the equivalent thereof in the lawful currency of Canada, Euros, and the lawful currency of the United Kingdom (the “Available Currencies”)) (any such term loans, an “Additional Incremental Term Facility”); provided that the aggregate amount of Additional Incremental Term Facilities shall not exceed the sum of (A) US$300,000,000 (or equivalent in other Available Currencies) plus (B) an unlimited amount if, after giving effect to such incurrence on a pro forma basis, the Senior Secured Net Leverage Ratio (to be defined in a manner consistent with the definition in the Closing Date Existing Term Loan Facility) shall not exceed 3.00 to 1.00 (provided that (x) such net leverage ratio calculation will not give effect to any increase in cash from the proceeds of the Additional Incremental Term Facility and (y) the Borrower may elect to utilize either clause (A) or (B) (and may use clause (B) (to the extent compliant therewith) prior to clause (A) in the case of a concurrent use), at any time the applicable conditions are satisfied). Additional Incremental Term Facilities (i) will rank pari passu in right of payment and security with the Closing Date Existing Term Loan Facility and the Incremental Facility, (ii) any Additional Incremental Term Facility will have a final maturity no earlier than the latest maturity date of the term loan facilities in effect under the Credit Documentation at such time, (iii) the weighted average life to maturity of any Additional Incremental Term Facility shall be no shorter than that of the term loan facilities in effect under the Credit Documentation at such time, Page 3 of 20 1117182.04E-CHISR02A - MSW

(iv) Additional Incremental Term Facilities shall share ratably in any prepayments under the credit agreement, (v) no default or event of default shall have occurred and be continuing or would result therefrom, (vi) the representations and warranties shall be true and correct in all material respects immediately prior to, and after giving effect to, the incurrence of such Additional Incremental Term Facility, (vii) will bear interest with an interest rate margin over LIBOR to be agreed between the applicable borrower and the lenders under such Additional Incremental Facility, (viii) except as set forth above with respect to maturity, weighted average life and interest rate margin, any Additional Incremental Term Facility shall have the same terms and conditions as the term loan facilities in effect under the Credit Documentation at such time, and (ix) immediately after giving effect to the incremental loans permitted to be made pursuant to such Additional Incremental Term Facility, the Borrower shall be in compliance, on a pro forma basis, with the financial covenant described below (provided that such net leverage ratio calculation will not give effect to any increase in cash from the proceeds of the Additional Incremental Term Facility), and the Borrower shall have delivered to the Administrative Agent a certificate of a responsible officer setting forth in reasonable detail the calculations demonstrating such compliance. The Borrower may seek commitments in respect of an Additional Incremental Term Facility, in its sole discretion from either existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or from additional banks, financial institutions and other institutional lenders or investors who will become Lenders in connection therewith (“Additional Term Lenders”) or from both existing Lenders and Additional Term Lenders. Notwithstanding anything to the contrary contained herein, with respect to any Additional Incremental Term Facility used in whole or in part to finance a permitted acquisition, any conditions precedent related to the making and accuracy of representations and warranties (other than customary “specified representations”) or the absence of a default or event of default (other than with respect to a payment or bankruptcy event of default) may be waived or limited as agreed between the Borrower and the lenders providing such Additional Incremental Term Facility without the consent of the Administrative Agent or any existing Lender. C. PRICING Upfront Fee: 1.75% of the aggregate principal amount of the loans funded under the Incremental Facility, which fee shall be earned, due and payable in U.S. dollars on the date the Incremental Facility is funded. No Upfront Fee will be payable on any unfunded portion of the commitments. Commitment Fee: 0.36% per year (calculated based on a year of 360 days) calculated on the undrawn and uncancelled amount of the commitments for the Incremental Facility. Such fees shall accrue commencing with the Signing Date, and are payable monthly (on the last business day of each calendar month) in arrears prior to the Closing Date, on the Closing Date, and on the terminated commitments for the Incremental Facility at the time a termination is effective, in each case to the Lenders providing commitments for the Incremental Loan Facility at the end of, or immediately prior to the end of, the applicable period. Such fee shall be apportioned among the Lenders providing commitments for the Incremental Facility during the applicable period. Page 4 of 20 1117182.04E-CHISR02A - MSW

Interest Rates: The interest rates per annum applicable to the Incremental Facility will be LIBOR plus the Applicable Margin (as defined below). There will be a LIBOR floor of 0.00%. “Applicable Margin” means 1.75% per annum. Interest periods applicable to the Incremental Facility shall be 3 months or any other period agreed between the Borrower and the Lenders (in relation to the relevant loan);provided that, prior to the Syndication Termination Date, the Interest Period shall be 1 month or such other period as agreed between the Borrower and the Lenders. During the continuance of any payment default under the Credit Documentation, such overdue amount shall accrue interest at 2% per annum in addition to the interest rate otherwise applicable thereto. The Credit Documentation will contain customary provisions relating to LIBOR market disruption consistent with those in the Closing Date Existing Term Loan Facility. Calculation of Other than calculations in respect of interest at the Administrative Agent’s prime Interest and Fees: rate (which shall be made on the basis of the actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of the actual number of days elapsed in a 360 day year. Cost and Yield Customary for transactions and facilities of this type, including, without limitation, Protection: in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset subject to exceptions and limitations customary for transactions and facilities of this type. Taxes:1 Novelis expects the initial Lenders to book the loans in jurisdictions with, or in a manner giving rise to, zero U.S. federal withholding tax, unless, as a result of a change in law after the date the applicable Lender provided a binding commitment to fund the Incremental Facility, booking the loans in jurisdictions with, or in a manner giving rise to, zero U.S. federal withholding tax would, in the Lender’s reasonable judgment, subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. The terms of the Incremental Facility will contain gross-up provisions for withholding taxes solely to the extent such withholding taxes are applicable to changes in law following the earlier of (1) the date the applicable Lender provided a binding commitment to a member of the Novelis Group to fund the Incremental Facility and (2) the date the applicable Lender acquired its interest in the Incremental Facility (including an acquisition of an interest in the Incremental Facility pursuant to an assignment). In addition to the gross-up set forth in the preceding sentence for changes in law after the date of an assignment, in the case of an assignment of the Incremental Facility, an assignee Lender shall also be entitled to a gross-up for withholding taxes to the extent such Lender’s assignor was entitled to a gross-up for withholding taxes pursuant to the provisions described above immediately prior to the assignment; provided that, 1 NTD: For the avoidance of doubt, the tax provisions set forth in this Term Sheet shall apply solely to the Incremental Facility and shall not modify the terms of the Existing Term Loan Facility. Page 5 of 20 1117182.04E-CHISR02A - MSW

for the avoidance of doubt, no assignee shall be entitled to any such gross-up for withholding taxes in excess of the withholding taxes to which such assignee is subject. In addition, for any Lenders that join the Incremental Facility in connection with the general syndication of the Incremental Facility between the Closing Date and the Syndication Termination Date (other than any assignee that is an affiliate of an initial Lender as of the date of such assignment) based on allocations to be agreed among the Borrower and the MLAs at the time loans are assigned to such Lender in connection with the general syndication, a mechanism shall be included in the Credit Documentation to permit such Lenders (and any assignee of such Lender's commitments or loans under the Incremental Facility) to be grossed up for U.S. federal withholding taxes that are not related to a change in law; provided that the aggregate amount of such additional gross-up under this paragraph shall not exceed 2% of the aggregate amount of interest and any other non-principal amounts payable under the Incremental Facility; provided, further, that, in the case of an assignment of an interest in the Incremental Facility from a Lender that joined the Incremental Facility in connection with the general syndication of the Incremental Facility between the Closing Date and the Syndication Termination Date (and any subsequent assignment of such interest), no such assignee shall be entitled to any such additional gross-up under this paragraph for U.S. federal withholding taxes in excess of the U.S. federal withholding taxes to which such Lender’s assignor was subject in respect of payments under the Incremental Facility as of the Syndication Termination Date; provided, further, that, for the avoidance of doubt, no assignee shall be entitled to any such additional gross-up for U.S. federal withholding taxes in excess of the U.S. federal withholding taxes to which such assignee is subject; provided, further, that, for the avoidance of doubt, this paragraph shall not limit the amount of any gross-up that such assignee Lender is entitled to for any withholding taxes that are applicable to changes in law. The Borrower shall be entitled to withhold any withholding tax imposed on any payment to any Lender holding a loan under the Incremental Facility, and such Lender shall not be entitled to any gross-up for withholding taxes other than as provided in this paragraph and the immediately preceding paragraph. Novelis’s obligation to provide any gross-up for U.S. federal withholding taxes shall be subject to the applicable lender providing U.S. federal tax forms customarily required to be delivered by lenders pursuant to U.S. loan agreements, including applicable Forms W-8 or W-9, which would reduce or eliminate U.S. federal withholding tax, to the extent the applicable lender is legally entitled to provide such forms. Novelis’s obligation to provide any gross- up for non-U.S. withholding taxes shall be subject to the applicable lender providing non-U.S. tax forms reasonably requested by Novelis which would reduce or eliminate non-U.S. withholding tax, provided, however, that the submission of such non-U.S. tax forms shall not be required if in the lender’s reasonable judgment the completion, execution or submission of any such forms would subject such lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such lender. In the event Novelis is required to pay any withholding taxes with respect to interest and fees with respect to term loans held by any Lender and such Lender does not receive a gross up pursuant to the provisions described herein, Novelis will provide such Lender with a certificate confirming the amount of such withholding taxes paid. The borrower under the Incremental Facility shall be a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, and shall Page 6 of 20 1117182.04E-CHISR02A - MSW represent to the Lenders that interest and other payments under the Incremental Facility documents are not subject to any non-U.S. withholding taxes. D. OTHER TERMS Security: The same as the collateral under the Closing Date Existing Term Loan Facility, with lien priorities the same as in the Intercreditor Agreement (as defined below): (a) The Borrower and each of the Guarantors shall grant (or reaffirm the Collateral Agent for the benefit of the Finance Parties and Hedging Providers (as defined below) (collectively, the “Secured Parties”), valid and perfected first priority (subject to customary exceptions consistent with the Closing Date Existing Term Loan Facility and the Intercreditor Agreement) liens and security interests in all of the following (the “First Priority Term Collateral”): equipment and documents of title related thereto, owned real estate and fixtures, intellectual property, general intangibles related to the foregoing, records, supporting obligations, commercial tort claims or other claims related primarily to the foregoing, equity interests in subsidiaries of Holdings, indebtedness owed by any subsidiary of Holdings to the Borrower or any Guarantor, the term loan net cash proceeds account, and all substitutions, replacements, accessions, products and proceeds of any or all of the foregoing. (b) The Borrower and each of the Guarantors shall grant the Collateral Agent for the benefit of the Secured Parties, valid and perfected second priority (subject to the ABL Facility and certain other customary exceptions substantially consistent with the Closing Date Existing Term Loan Facility and the Intercreditor Agreement) liens and security interests on all of the following: cash, cash equivalents, bank accounts, accounts receivable, other receivables, chattel paper, inventory, and rights, documents, general intangibles related to the foregoing, insurance and instruments related to the foregoing and all proceeds of the foregoing (the “Second Priority Term Collateral” and, together with the First Priority Term Collateral, the “Collateral”). In addition to other exceptions consistent with the Closing Date Existing Term Loan Facility, Excluded Property (as defined in the Term Loan Amendment) will be excluded from the Collateral. The Borrower may, from time to time, designate one or more hedging agreements otherwise permitted to be incurred under the Term Loan Facility as “Secured Obligations” thereunder and the hedging counterparties that enter into such hedging agreements as “Secured Parties” for purposes of the Term Loan Facility, notwithstanding that any such Hedging Provider is not a Lender or an Affiliate of a Lender. Intercreditor The arrangements between the Loan Parties, the Administrative Agent and the Agreement: Collateral Agent under the Incremental Facility and Closing Date Existing Term Loan Facility, on behalf of the Secured Parties, the administrative agent and the collateral agent under the ABL Facility and, in the event any junior lien facility is entered into, the administrative agent and collateral agent under any such junior lien facility, will be subject to the Intercreditor Agreement, which will address the rights of the Secured Parties under the Incremental Facility, the secured parties under the Closing Date Existing Term Loan Facility, the secured parties under the ABL Facility, and the secured parties under any such junior lien facility with respect to the Collateral and related matters. The “Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of December 17, 2010 and as subsequently amended, by and among Page 7 of 20 1117182.04E-CHISR02A - MSW

(i) the Loan Parties party thereto, (ii) the Administrative Agent and the Collateral Agent, (iii) the Revolving Credit Administrative Agent and the Revolving Credit Collateral Agent (as defined therein, each pursuant to an intercreditor joinder agreement dated as of May 13, 2013), and (iv) such other persons as may become party thereto from time to time pursuant to the terms thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time. Conditions The conditions precedent to the effectiveness of the Incremental Facility shall be Precedent to Signing consistent with the conditions precedent to the effective date set forth in the Date: Existing Term Loan Facility, as modified as set forth below, and shall be limited to: (a) on or prior to February 28, 2019, the negotiation, execution and delivery of the Term Loan Amendment and the modifications to the Existing Term Loan Facility required in connection with the Incremental Facility in a form reasonably satisfactory to the MLAs; (b) an Additional Secured Debt (as defined in the Intercreditor Agreement) designation certificate in respect of the Incremental Facility shall have been executed and delivered to the Administrative Agent and the other parties to the Intercreditor Agreement; (c) all “know your customer” requirements shall be completed; (d) the Administrative Agent shall have received executed copies of (i) the Term Loan Amendment and all documents and certificates executed and delivered in connection therewith, which shall be in full force and effect and all conditions precedent to the effectiveness of the amendments set forth therein shall have been satisfied, and (ii) the loan documents in respect of the Short Term Loan (or any permitted replacement financing therefor) that are required to be delivered on the effective date of the Short Term Loan (or under the terms of the definitive documentation for such permitted replacement financing) pursuant to the terms thereof, which shall be in full force and effect and all conditions precedent to the signing date set forth therein shall have been satisfied; (e) all fees required to be paid by the Loan Parties on the effective date of the Incremental Facility and, to the extent invoiced at least one business day prior to such date, all reasonable and documented out-of-pocket expenses required to be reimbursed by the Company to the Finance Parties and their representatives and counsel in connection with the Transactions shall have been paid; (f) satisfactory solvency certification; (g) all of the representations and warranties in the Credit Documentation shall be true and correct as of the Signing Date; (h) no default or event of default under the Term Loan Facility shall have occurred and be continuing or would result from the effectiveness of the Incremental Facility; (i) legal opinions from counsel to the Loan Parties in each applicable jurisdiction (or, in the case of loan documents governed by, or entities Page 8 of 20 1117182.04E-CHISR02A - MSW organized under, the laws of the United Arab Emirates or the Dubai International Financial Centre, counsel to the Administrative Agent and the Collateral Agent), documents and other instruments and certificates as are customary for transactions of this type or as the MLAs may reasonably request, including, without limitation, (i) customary evidence of authority from each Loan Party, (ii) customary officer’s certificates from each Loan Party, (iii) certified copies of organizational or constitutional documents for each Loan Party together with a certified incumbency and specimen signature of each officer or authorized signatory for each Loan Party and (iv) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of each Loan Party, each in form and substance reasonably satisfactory to the MLAs; (j) compliance with all material requirements of law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States; (k) evidence that all approvals of governmental authorities and third parties necessary to execute and deliver the documentation required to be delivered hereunder on the Signing Date and to perform all obligations thereunder, in each case shall have been obtained and shall be in full force and effect; (l) absence of any governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated by the Term Loan Facility; (m) receipt of a process agent appointment letter in respect of the Loan Parties; and (n) since March 31, 2018 through the Signing Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect (to be defined in a manner consistent with the definition in the Closing Date Existing Term Loan Facility) on Holdings and its subsidiaries. Conditions The conditions precedent to the obligation of each Lender to advance loans Precedent to under the Incremental Facility shall be consistent with the conditions precedent Drawdown: (other than the conditions precedent to the effective date) and post-closing covenants (without regard to the post-closing time periods described therein unless otherwise agreed by the Lenders) set forth in the Closing Date Existing Term Loan Facility, as modified as set forth below, and shall be limited to: (a) the Termination Date shall not have occurred; (b) the Signing Date shall have occurred; (c) the Administrative Agent shall have received a borrowing request in respect of the Incremental Facility; (d) if the Short Term Loan is funded on the Closing Date, the Administrative Agent shall have received certified copies of each definitive agreement in respect of the Short Term Loan (or any permitted replacement financing therefor) required to be delivered on the date that the loans are funded Page 9 of 20 1117182.04E-CHISR02A - MSW under the Short Term Loan (or under the terms of the definitive documentation for such permitted replacement financing) pursuant to the terms thereof, each of which shall be in full force and effect and all conditions precedent to the funding of the Short Term Loan shall have been satisfied (or will be satisfied concurrently with the funding of the Incremental Facility); (e) all “know your customer” requirements shall be completed; (f) all guarantees, including foreign guarantees, security documents (and any amendments thereto), reaffirmation agreements and other Credit Documentation shall be executed and delivered to the Administrative Agent to the extent not provided on the Signing Date, each in form and substance satisfactory to the MLAs; (g) an amendment to, or amendment and restatement of, the ABL Facility shall have been executed and delivered, the term of which shall, among other things, permit the Acquisition, the Short Term Loan, and the Permitted Reorganization (as defined in the Closing Date Existing Term Loan Facility) (to the extent that the ABL Facility has not been restated, refinanced or otherwise replaced prior to such time) (the “ABL Amendment”) and the Term Loan Amendment shall be in full force and effect and all conditions precedent to the effectiveness of the amendments set forth in each of the foregoing shall have been satisfied; provided that, to the extent that the ABL Facility has been restated, refinanced or otherwise replaced to the extent not prohibited by the Credit Documentation, such documents shall be in full force and effect and all conditions precedent to the effectiveness of the terms thereof shall have been satisfied, and such documents shall, among other things, permit the Acquisition, the Short Term Loan, and the Permitted Reorganization; (h) the Administrative Agent shall have received executed copies of the ABL Amendment and all documents and certificates executed and delivered in connection therewith (and, to the extent applicable, copies of all documents that restate, refinance or otherwise replace the ABL Facility); (i) the Administrative Agent shall have received the following financial statements and forecasts: (i) the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Novelis Group (x) as of and for the three most recent fiscal years ended at least 90 days prior to the funding of the Incremental Facility, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, and (y) as of and for each fiscal quarter ended after the end of the most recently ended fiscal year for which financial statements have been provided and at least 45 days prior to the funding date of the Incremental Facility (which requirement may be satisfied by providing links to such information on the website of the U.S. Securities and Exchange Commission, so long as such information complies with the requirements of this clause (i)); (ii) the consolidated balance sheets and related statements of income, Page 10 of 20 1117182.04E-CHISR02A - MSW stockholders’ equity and cash flows of the Target and its subsidiaries (x) as of and for the three most recent fiscal years ended at least 90 days prior to the funding of the Incremental Facility, audited by and accompanied by the unqualified opinion of an independent certified public accounting firm of nationally recognized standing, and (y) as of and for each fiscal quarter ended after the end of the most recently ended fiscal year for which financial statements have been provided and at least 45 days prior to the funding date of the Incremental Facility (which requirement may be satisfied by providing links to such information on the website of the U.S. Securities and Exchange Commission, so long as such information complies with the requirements of this clause (ii)); (iii) the forecasts of financial performance of the Novelis Group and the Target covering the period commencing with the most recent fiscal quarter ended at least 45 days prior to the funding date of the Incremental Facility and ending on the date that is five years after such date, which forecasts shall have been prepared in good faith by the Novelis Group and based on assumptions believed by the Novelis Group to be reasonable, it being understood that any such forecasts may vary from actual results and such variations could be material; and (iv) pro forma financial statements after giving effect to the Acquisition as of and for the most recent fiscal year ended at least 90 days prior to the funding date of the Incremental Facility, and as of and for each fiscal quarter ended after the end of such fiscal year and at least 45 days prior to the funding date of the Incremental Facility; (j) all fees required to be paid by the Loan Parties on the date that the Incremental Facility is funded and, to the extent invoiced at least one business day prior to such date, all reasonable and documented out-of- pocket expenses required to be reimbursed by the Company to the Finance Parties and their representatives and counsel in connection with the Transactions shall have been paid; (k) the Administrative Agent shall have received evidence reasonably satisfactory to it that all loans and other accrued and outstanding obligations under the documents in respect of the Target Indebtedness (other than indebtedness permitted under the Closing Date Existing Term Loan Facility) have been repaid in full, all commitments thereunder have been terminated, and all security interests in connection therewith have been released, or, in the case of each of the foregoing, will be repaid in full, terminated and released, as applicable, substantially concurrently with the funding of the loans under the Incremental Facility on the Closing Date after giving effect to the application of proceeds thereof; (l) on the date that the Incremental Facility is funded, the Acquisition shall be consummated substantially concurrently with the funding of the Incremental Facility in all material respects in accordance with the terms described in the Merger Agreement as in effect on July 26, 2018, without giving effect to any amendments thereto or any consents or waivers that, in any such case, are materially adverse to the Lenders in their Page 11 of 20 1117182.04E-CHISR02A - MSW capacities as such, without the consent of the MLAs (it being understood that (i) any modification, amendment, consent or waiver to the definition of “Material Adverse Effect” in the Merger Agreement, or which has the effect of modifying, amending or waiving the representation or condition as to the absence of a Material Adverse Effect (as defined in the Merger Agreement) shall be deemed to be materially adverse to the Lenders and the Administrative Agent, (ii) any decrease in the purchase price payable under the Merger Agreement shall not be deemed to be materially adverse to the Lenders, so long as such decrease does not exceed 10% of the consideration contemplated to be paid under the Merger Agreement as of July 26, 2018 and (iii) any increase in the purchase price contemplated to be paid under the Merger Agreement shall not be deemed to be materially adverse to the Lenders, so long as such increase is funded by additional common equity contributions to the Novelis Group). For the avoidance of doubt, adjustments to working capital in accordance with the terms of the Merger Agreement shall not constitute an increase or decrease in purchase price for purposes of this paragraph; (m) immediately after giving effect to the consummation of the Acquisition, the Target and its subsidiaries (other than subsidiaries that would not be required to become guarantors pursuant to the terms of the Closing Date Existing Term Loan Facility) will join the credit agreement in respect of the Incremental Facility as guarantors (and in the case of the Target, as Borrower) and shall execute and deliver (or cause to be executed and delivered) all other Credit Documentation, certificates and opinions consistent with the Credit Documentation, certificates and opinions delivered by the Loan Parties (other than the Target and its subsidiaries) on or prior to such date or as otherwise was required in connection with the original closing of the Existing Term Loan Facility; (n) satisfactory solvency certification; (o) subject to the proviso below, all of the representations and warranties in the Credit Documentation shall be true and correct as of the Closing Date; (p) subject to the proviso below, no default or event of default under the Term Loan Facility shall have occurred and be continuing or would result from the funding of the Incremental Facility; (q) legal opinions from counsel to the Loan Parties in each applicable jurisdiction (or, in the case of loan documents governed by, or entities organized under, the laws of the United Arab Emirates or the Dubai International Financial Centre, counsel to the Administrative Agent and the Collateral Agent), documents and other instruments and certificates, including perfection certificates, as are customary for transactions of this type or as the MLAs may reasonably request (including, without limitation, (i) customary evidence of authority from each Loan Party, (ii) customary officer’s certificates from each Loan Party, (iii) certified copies of organizational or constitutional documents for each Loan Party together with a certified incumbency and specimen signature of each Page 12 of 20 1117182.04E-CHISR02A - MSW officer or authorized signatory for each Loan Party and (iv) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of each Loan Party), each in form and substance reasonably satisfactory to the MLAs; (r) after giving effect to the Transactions and the other transactions contemplated hereby, the Novelis Group shall not have outstanding any indebtedness or preferred stock other than Indebtedness permitted by the Credit Documentation; (s) compliance with all material requirements of law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States; (t) evidence that all approvals of governmental authorities and third parties necessary to consummate the transactions contemplated by the Incremental Facility have been obtained and are in full force and effect; (u) absence of any governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated by the Term Loan Facility; (v) the Loan Parties shall have complied with the security and filing requirements consistent with conditions precedent to funding and the post-closing covenants (without regard to the post-closing time periods described therein unless otherwise agreed by the Lenders) under the Closing Date Existing Term Loan Facility; (w) receipt of tax withholding certificates confirming FATCA compliance from the Lenders; (x) receipt of a process agent appointment letter in respect of the Target and its subsidiaries that are required to become Loan Parties; (y) no order, judgment or decree of any governmental authority shall purport to restrain any Lender from funding the Incremental Facility, and no injunction or restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Incremental Facility and the Closing Date Existing Term Loan Facility or the making of loans thereunder; and (z) since March 31, 2018 through the Closing Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Holdings and its subsidiaries, after giving effect to the Acquisition. provided that, notwithstanding anything to the contrary herein or in the Closing Date Existing Term Loan Facility, solely with respect to the Target and its subsidiaries, the only representations the accuracy of which shall be a condition precedent to the funding of the Incremental Facility shall be (i) such of the representations made by the Target in the Merger Agreement as are material to Page 13 of 20 1117182.04E-CHISR02A - MSW the interests of the MLAs and the Lenders, but only to the extent that the Company or its affiliates have the right (taking into account any applicable cure periods) to terminate its or its affiliates’ obligations (or refuse to consummate the Acquisition) under the Merger Agreement as a result of the failure of such representations to be true and correct or to otherwise satisfy the standard set forth in the Merger Agreement (the “Acquisition Agreement Representations”) and (ii) the representations and warranties contained in the Credit Documentation relating to organizational power and authority (solely as to execution, delivery and performance of the applicable Credit Documentation); the due authorization, execution, delivery and enforceability of the Credit Documentation; the incurrence of the loans by the Borrower, the provision of the guarantees by the Guarantors, and the granting of the security interests in the Collateral not conflicting with the organizational documents of the applicable person; solvency; and no violation of the Federal Reserve margin regulations, anti-terrorism laws (including the Patriot Act), sanctions (including OFAC), anti- money laundering laws and anti-corruption laws (including the Foreign Corrupt Practices Act); the Investment Company Act; validity and perfection of security interests; beneficial ownership. Voluntary The Incremental Facility may be repaid, and the commitments under the Prepayments and Incremental Facility may be reduced, in whole, or in part, at any time and from Commitment time to time, in the Borrower’s sole discretion. Reductions: Any Voluntary Prepayment shall be made with accrued interest on the amount prepaid and without premium or penalty, except breakage costs if not made on the last day of an Interest Period. The Credit Documentation will provide that the Borrower may offer from time to time to purchase any loans outstanding under the Incremental Facility at a discounted purchase price to be determined by the Borrower; provided that such purchase shall be subject to conditions consistent with the Closing Date Existing Term Loan Facility, including the following: (i) each such offer must be made to all Lenders on a pro rata basis with respect to any class of loans under the Incremental Facility on an individual tranche basis, (ii) each Lender may elect to accept or reject such offer in its sole discretion, (iii) each Lender must be provided a period of no less than ten Business Days to consider such offer, and (iv) upon the purchase of such loans by the Borrower, such loans shall be immediately cancelled. Mandatory In addition to the Scheduled Amortization, mandatory prepayments consistent Prepayments: with those under the Closing Date Existing Term Loan Facility, limited to: (a) 50% of Excess Cash Flow (to be defined in a manner consistent with the definition in the Closing Date Existing Term Loan Facility) in each fiscal year ; provided that if the Senior Secured Net Leverage Ratio is equal to or less than 3.00 to 1.00, such mandatory prepayment shall be reduced to 0% of Excess Cash Flow, and (b) other mandatory prepayments in respect of (x) asset sales and casualty and condemnation proceeds ((i) subject to baskets, exceptions and reinvestment rights over a 365 day period, which reinvestment period may be extended by an additional 365 days if a binding commitment for reinvestment has been entered Page 14 of 20 1117182.04E-CHISR02A - MSW into during such initial 365 day period, (ii) with certain exceptions to be determined for non-wholly owned subsidiaries, and (iii) other than proceeds of asset sales/casualty events/condemnations of (1) Unrestricted Subsidiaries, and (2) non-Canadian or non-U.S. subsidiaries to the extent that a repatriation of proceeds (A) is restricted or prohibited by applicable law or (B) would result in a materially adverse tax consequence for the Loan Parties or such subsidiary; provided that at such time that such restriction, prohibition or consequence no longer applies, such proceeds will be applied as otherwise required, and the other Loan Parties will use their commercially reasonable efforts to overcome such restriction, prohibition or consequence) and (y) proceeds of additional debt (other than debt (i) permitted under the Term Loan Facility and (ii) incurred by Unrestricted Subsidiaries). Mandatory prepayments shall be applied ratably to each class of loans under the Closing Date Existing Term Loan Facility and the Incremental Facility to the next eight quarterly amortization payments of the loans in direct order of maturity, with the balance applied pro rata to the remaining amortization payments. The Credit Documentation shall permit mandatory prepayments with the proceeds of Specified Divestitures to be applied pro rata to loans under the Term Loan Facility and loans under the Short Term Loan. “Specified Divestitures” means the sale, transfer or other disposition of assets of the Target, any of its subsidiaries, Holdings, or any of its subsidiaries required in connection with obtaining regulatory (including antitrust) approval for the Acquisition, whether or not such sale, transfer or other disposition occurs prior to or after the consummation of the Acquisition. The Credit Documentation will provide that each Lender may decline all or any portion of any mandatory prepayment allocable to it. Any such declined amounts may be retained by the Borrower and used for any purpose not prohibited by the Credit Documentation. Representations and Consistent with those under the Closing Date Existing Term Loan Facility, limited Warranties: to the following: organizational existence and good standing; powers; authorization; enforceability; no conflict with organizational documents, law or material contractual obligations; applicable governmental approvals and consents; accuracy and completeness of historical financial statements; pro forma financial statements and forecasts; absence of a material adverse effect; ownership of properties; intellectual property; equity interests and subsidiaries; litigation; compliance with laws and agreements; federal reserve regulations; Investment Company Act; use of proceeds; taxes; no material misstatements; labor matters; solvency; employee benefit plans; environmental matters; insurance; security documents; material indebtedness documents; anti-terrorism law, sanctions, anti-money laundering law and anti-corruption law; location of material inventory and equipment; senior notes; material indebtedness; centre of main interests and establishments; holding and dormant companies; excluded collateral subsidiaries; status as non-EEA financial institutions; Federal Power Act and Interstate Commerce Act; beneficial ownership. Affirmative Consistent with those under the Closing Date Existing Term Loan Facility, limited Covenants: to the following: delivery of financial statements, reports, compliance certificates, etc.; notices of defaults, litigation, other adverse events, etc.; maintenance of existence; continuation of businesses and maintenance of properties; compliance Page 15 of 20 1117182.04E-CHISR02A - MSW with law and procedures designed to ensure compliance with anti-corruption laws; maintenance of insurance; payment of taxes; employee benefits; maintaining records; access to properties and inspections; annual meetings; use of proceeds; compliance with environmental laws; environmental reports; additional collateral; additional guarantors; security interests; further assurances; information regarding collateral; affirmative covenants with respect to leases; post-closing covenants; and designation of subsidiaries. Negative Covenants: Consistent with those under the Closing Date Existing Term Loan Facility, limited to the following: limitations on indebtedness; limitations on liens; limitations on sale and leaseback transactions; limitations on investments, loans and advances; limitations on mergers, amalgamations and consolidations; limitations on asset sales; limitations on cash pooling arrangements; limitations on dividends; limitations on transactions with affiliates; most favored nation in respect of third lien credit agreements; limitations on prepayments of other indebtedness; limitations on modifications of organizational documents and other documents; limitations on certain restrictions on restricted subsidiaries; limitations on issuance of disqualified capital stock; limitations on changes to the business; limitations on accounting changes; limitations on changes in fiscal year; limitations on using the proceeds of loans to purchase margin stock; no further negative pledge; limitations on actions in violation of anti-terrorism laws, anti- money laundering laws; and limitations on transactions with embargoed persons and sanctions. Page 16 of 20 1117182.04E-CHISR02A - MSW

Financial Covenant: Consistent with the financial covenant under the Closing Date Existing Term Loan Facility, limited to a maximum consolidated Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Parent then last ended (in each case taken as one accounting period), of no greater than 3.50 to 1.00. For purposes of determining compliance with the Senior Secured Net Leverage Ratio for any such period, the net cash proceeds of any capital contribution by Sponsor or its affiliates to Holdings or the issuance of Qualified Capital Stock (to be defined in a manner consistent with the Closing Date Existing Term Loan Facility) by Holdings to Sponsor or its affiliates (which proceeds are immediately contributed to the Parent) after the end of the last quarter in such period and on or prior to the day that is 10 days after the day on which financial statements are required to be delivered for such quarter will, at the request of the Borrower, be added to the amount of Consolidated EBITDA (to be defined in a manner consistent with the Closing Date Existing Term Loan Facility) for the purpose of determining compliance with financial covenants at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four fiscal quarter period there shall be a period of at least two quarters in which no Specified Equity Contribution is made, (b) there shall be no more than an aggregate of four Specified Equity Contributions, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the financial covenant and (d) all Specified Equity Contributions shall be disregarded for purposes of determining any available baskets or thresholds and shall not result in any adjustment to any amounts or calculations other than the amount of Consolidated EBITDA described above. Unrestricted Subject to limitations on loans, advances, guarantees and other investments in or Subsidiaries: transactions with, unrestricted subsidiaries, the Parent will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “Unrestricted Subsidiary” (so long as (i) immediately before and after such designation, no default or event of default has occurred and is continuing, (ii) the Parent is in pro forma compliance with the Financial Covenant, and (iii) the consolidated interest coverage ratio for the most recently ended four fiscal quarters for which financial statements have been delivered would have been at least 2.00 to 1.00, determined on a pro forma basis) and subsequently re- designate any such unrestricted subsidiary as a restricted subsidiary. Unrestricted Subsidiaries will not be subject to the representation and warranty, affirmative or negative covenant or event of default provisions of the Term Loan Facility and the assets, results of operations and indebtedness of Unrestricted Subsidiaries will not be taken into account for purposes of determining compliance with the financial covenants contained in the Term Loan Facility. Once an unrestricted subsidiary is re-designated as a restricted subsidiary, it may not be re-designated as an unrestricted subsidiary. The fair market value of an unrestricted subsidiary on the date of its designation will constitute an investment as of such date that will be required to be permitted under the Term Loan Facility; provided that the aggregate fair market value of all subsidiaries so designated may not exceed US$500,000,000. Page 17 of 20 1117182.04E-CHISR02A - MSW

IFRS Reporting: The Parent shall be permitted to convert to IFRS financial reporting; provided that if and to the extent the Parent converts to IFRS (i) such conversion shall be treated as a change in GAAP, (ii) at the time of such conversion, the Parent shall deliver to the Administrative Agent a schedule reconciling the differences between GAAP and IFRS with respect to such financial statements covering the four fiscal quarter period prior to such conversion, (iii) promptly following the Parent’s notice to the Administrative Agent to the effect that it is converting to IFRS reporting, the Parent, the Administrative Agent and the Lenders shall negotiate in good faith to amend the credit agreement to reset the financial definitions to reflect the same economic terms as are in effect prior to such conversion and (iv) until the amendment referred to in clause (iii) above is effective, compliance with financial covenants shall continue to be determined in accordance with GAAP and, upon request of the Administrative Agent, the Parent shall provide reasonably detailed backup for the financial covenant calculations. Events of Default: Consistent with those in the Closing Date Existing Term Loan Facility, as modified as set forth below, limited to the following: nonpayment of principal when due; nonpayment of interest, fees and other amounts when due; incorrectness of representations and warranties in any material respect when made or deemed made; violation of covenants; cross default and cross acceleration to material indebtedness (provided, in the case of the ABL Facility, breach of the financial maintenance covenant contained therein shall be subject to cross acceleration, and not cross default); bankruptcy, insolvency proceedings, etc.; inability to pay debts, etc.; material unsatisfied judgments; ERISA events; actual or asserted invalidity of security interests or loan documents; change of control (including if Parent ceases to be the beneficial owner and the direct or indirect owner of 100% of the equity interests of the Borrower); invalidity of the Intercreditor Agreement; and prohibition or restraint on the conduct of the business that could reasonably be expected to result in a material adverse effect. Assignments: During the period following the Closing Date until the earlier to occur of (i) a date to be mutually agreed, and (ii) the date that is 90 days after the Closing Date (such earlier date, the “Syndication Termination Date”), loans under the Incremental Facility may be assigned to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, in a minimum amount equal to US$1,000,000 or such lesser amount held by the assigning lender. During other periods, assignments of Loans may be made to banks or financial institutions or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, in a minimum amount equal to US$1,000,000 or such lesser amount held by the assigning lender, with the consent of the Borrower, not to be unreasonably withheld; provided that no such consent will be required if (i) an event of default has occurred and is continuing or (ii) the assignment is to a Lender, an affiliate of a Lender or an Approved Fund (as defined in the Closing Date Existing Term Loan Facility); provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object by written notice to the Administrative Page 18 of 20 1117182.04E-CHISR02A - MSW

Agent within five business days after receiving notice thereof. Following the occurrence of the Syndication Termination Date, an assignment fee in the amount of US$3,500 will be charged with respect to each assignment unless waived by the Administrative Agent in its sole discretion. Each Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign as security all or part of its rights under the Incremental Facility to any Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations under the Credit Documentation or substitute any such pledgee or assignee for such Lender as a party to the Credit Documentation. Assignments to Disqualified Institutions (as defined below) shall not be permitted. “Disqualified Institution” shall mean, on any date, (a) any Sanctioned Person (to be defined in a manner consistent with the Closing Date Existing Term Loan Facility) and (b) any other person that is a direct competitor of the Parent (other than a person described in clause (a) or (b) of the definition of Known Affiliate (as defined below) or a Known Affiliate of a competitor, which person has been designated by the Parent as a “Disqualified Institution” by written notice to the Administrative Agent from time to time after the 90th day following the original closing date under the Closing Date Existing Term Loan Facility; provided that “Disqualified Institutions” shall exclude any person that the Parent has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time. “Known Affiliate” of any person shall mean, as to such person, known affiliates readily identifiable by name, but excluding any affiliate (a) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity or (b) that is a banking or lending institution engaged in the business of making loans. Waivers and Substantially similar to the waivers and amendments section of the Closing Date Amendments: Existing Term Loan Facility, including requirements for the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Closing Date Existing Term Loan Facility (“Required Lenders”) (with certain amendments and waivers also requiring class votes), except that the consent of each directly affected Lender shall also be required with respect to items consistent with the Closing Date Existing Term Loan Facility, including, among other things, (a) increases in the commitment of such Lender, (b) reductions of principal, interest or fees payable to such Lender and (c) extensions of final maturity or scheduled amortization of the loans or commitments of such Lender, and the consent of all Lenders shall be required with respect to items consistent with the Closing Date Existing Term Loan Facility, including, among other things, releases of all or substantially all of the subsidiary guarantors from their Guarantees, or all or a substantial portion of the Page 19 of 20 1117182.04E-CHISR02A - MSW

Collateral. Voting rights of defaulting lenders will be limited in a customary manner. Replacement of Same as under the Closing Date Existing Term Loan Facility, including the ability Lenders: of the Borrower to replace “non-consenting Lenders” and “defaulting lenders”. Indemnification: The Borrower will indemnify and hold harmless the Administrative Agent, the MLAs, each Lender and their respective affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities and expenses arising out of or relating to the Incremental Facility, any other aspect of the transactions contemplated hereby, and the Borrower’s use of the proceeds of any loans made under the Incremental Facility, including, but not limited to, reasonable attorneys’ fees and settlement costs. This indemnification shall survive and continue for the benefit of all such persons or entities. Expenses: The Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, administration, syndication and closing of all Credit Documentation, including, without limitation, the legal fees of one primary counsel (plus local counsel in each applicable jurisdiction) to the Administrative Agent and the MLAs. The Borrower will also pay the expenses of the Administrative Agent and each Lender in connection with the enforcement of any of the Credit Documentation (provided that such expenses shall include the costs of one primary counsel to the Administrative Agent and one primary counsel to all other Lenders, collectively, plus, in each case, applicable local counsel). E. ADDITIONAL TERMS Governing law: The laws of the State of New York; provided that certain guaranty and security documents will be governed by the laws of the jurisdiction applicable to the relevant guarantor, pledgor of collateral or collateral. COUNSEL TO THE Skadden, Arps, Slate, Meagher & Flom LLP. ADMINISTRATIVE AGENT AND MANDATED LEAD ARRANGERS: Page 20 of 20 1117182.04E-CHISR02A - MSW

  Amendment Term Sheet      Amendment  Agreement  Description  Company Explanation  Section(s)  1.  Permit Steps  Various   The definition of Permitted Reorganization will be  Novelis is contemplating a global  Required to  amended to permit any Reorganization Actions (as  reorganization to increase efficiencies.   Effect Global  defined below) subject to the conditions set forth    Reorganization  below. The Borrowers under the Term Loan Facility  The reorganization may include making the  will not be changed (except as currently contemplated  corporate head of the Novelis global group  where Novelis Acquisitions LLC will merge with and  an English company rather than a Canadian  into the Target in connection with the Acquisition).   company, as is the case today. If an English    holding company is inserted, each Novelis  “Reorganization Actions” shall mean any or all of the  operating company will be held directly or  following:  indirectly by the new English holding    company.  Regardless of whether an English  (i) the creation by AV Minerals of a direct wholly‐ holding company is inserted, certain  owned Subsidiary organized under the laws of England  subsidiaries may be moved below a Swiss  and Wales (“UK Holdco”);  entity. To address concerns regarding    defenses against upstream guarantees and  (ii) the sale, distribution, contribution or other transfer  pledges of security by Swiss entities, any  of a minority equity interest (not to exceed 12.5% of  operating subsidiaries held below a Swiss  the total equity interests plus one additional share) in  company must have a shell company  Novelis Aluminum Holdings Unlimited to AV Minerals  organized outside of Switzerland between  which may be in exchange for an intercompany note  the Swiss company and the operating  (which would be in the form required of all  subsidiary.   intercompany notes and subject to a subordination    agreement in favor of the collateral agent, and would  Unlike the definition of Permitted  be pledged by a loan party);  Reorganization in the existing term loan    credit agreement, the term loan credit  (iii) the contribution, sale or other transfer of the  agreement will no longer permit term loan  equity interests in AV Metals from AV Minerals to UK  obligations to be transferred from Novelis  Holdco;  Inc. to any other Novelis entities. Note that    any incremental term loans for the Aleris  (iv) the amalgamation of AV Metals with Novelis Inc.;  acquisition will be borrowed by Novelis    Acquisitions LLC (which will merge with and  (v) the merger of Novelis AG and Novelis Switzerland  into the Target in connection with the    39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  SA;   Acquisition).      (vi) the sale, distribution or other transfer of a portion  As Novelis performs more analysis and  (currently expected to be 50%, but this percentage is  consider the reorganization actions further,  subject to change and could be any percentage  it may decide not to do one or more of these  between 0 and 100%) of the equity interests in Novelis  actions.  Holdings Inc. to UK Holdco which may be in exchange    for an intercompany note (which would be in the form  required of all intercompany notes and subject to a  subordination agreement in favor of the collateral  agent, and would be pledged by a loan party);    (vii) the sale, contribution or other transfer of 100% of  the equity interests in Novelis Holdings Inc. to Novelis  AG, Novelis Switzerland or the survivor of the Novelis  AG/Novelis Switzerland merger; and    (viii) the sale, distribution, contribution or other  transfer of 100% of the equity interests owned by any  Loan Party in any direct or indirect subsidiary of the  Designated Company (such subsidiary, the  “Transferred Loan Party”) to Novelis AG, Novelis  Switzerland or the survivor of the Novelis AG/Novelis  Switzerland merger which may be in exchange for an  intercompany note (which would be in the form  required of all intercompany notes and subject to a  subordination agreement in favor of the collateral  agent, and would be pledged by a loan party);    provided that (A) each of the actions described in  clauses (ii), (iii), (vi), (vii) and (viii)(in the case of  clauses (vii) and (viii), solely to the extent UK Holdco is  the Designated Company) shall be conditioned on  each of AV Minerals and UK Holdco becoming  2       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  Guarantors and pledging their assets on terms  consistent with the terms of the Loan Documents,  including, but not limited to, the requirements set  forth in clause (l) of the definition of Permitted  Reorganization (collectively, the “Joinder  Requirements”); (B) the actions described in clause  (vii) shall be conditioned on either (x) Novelis Holdings  Inc. not owning, on and after the date of such action,  any assets other than the equity interests in its direct  subsidiaries and other limited assets (such as bank  accounts and intangible assets (other than intellectual  property; provided that customary inbound licenses of  intellectual property necessary to operate the  business shall be permitted)) to be agreed or (y) the  formation of a new subsidiary (“New U.S. Holdings”)  organized under the laws of any state of the United  States or the District of Columbia that is directly  wholly owned by Novelis AG (or the survivor of the  merger of Novelis AG and Novelis Switzerland SA) (the  “Surviving Swiss Subsidiary”), and that directly and  wholly owns Novelis Holdings Inc.; provided that this  clause (y) shall be further conditioned on New U.S.  Holdings complying with the Joinder Requirements;  provided, further, that New U.S. Holdings shall not be  permitted to own, on and after the date of such  action, any assets other than the equity interests in  Novelis Holdings Inc. and other limited assets (such as  bank accounts and intangible assets (other than  intellectual property; provided that customary  inbound licenses of intellectual property necessary to  operate the business shall be permitted)) to be  agreed; (C) each sale, distribution or other transfer  described in clause (viii) shall be conditioned on either  the creation of a newly formed Unrestricted Grantor  3       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  or the existence of an existing Unrestricted Grantor, in  each case that has complied with the Joinder  Requirements, which Person shall be directly wholly  owned by the Surviving Swiss Subsidiary, and that shall  directly wholly own the Transferred Loan Party so sold,  distributed or transferred pursuant to such  transaction; provided that such Unrestricted Grantor  shall not be permitted to own, on and after the date of  such action, any assets other than the equity interests  in such Transferred Loan Party and other limited  assets (such as bank accounts and intangible assets  (other than intellectual property; provided that  customary inbound licenses of intellectual property  necessary to operate the business shall be permitted))  to be agreed; (D) each of the actions described in  clauses (ii)‐(viii) shall be conditioned on such action  not reducing or impairing the value or benefit of any  guarantee, any foreign guarantee, or the Collateral;  provided that (1) the re‐starting of any fraudulent  conveyance, fraudulent transfer, preference or  hardening period with respect to any guarantee,  foreign guarantee or lien under applicable  requirements of law shall not, in itself, constitute a  reduction or impairment for purposes of this clause  (D) and (2) any limitations under Swiss law with  respect to the enforcement of any share pledge with  respect to the equity interests directly held by the  Surviving Swiss Subsidiary  following any sale,  distribution or other transfer described under clause  (vii) or (viii) shall not, in itself, constitute a reduction or  impairment for purposes of this clause (D) and (E)  receipt of favorable legal opinions from counsel to the  Novelis Group covering, among other things, creation  or continued validity and perfection of the guarantees,  4       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  the foreign guarantees, and the Collateral after giving  effect to such actions.    For the avoidance of doubt, except as provided above,   the actions described in clauses (iv), (v), (vii) and (viii)  are not conditioned on the occurrence of any of the  actions described in clauses (i), (ii), (iii) or (vi).      The order of the actions described above may be  changed as long as the specific condition for any  action set forth herein are satisfied.    2.  Approve  Definition of  Clause (b) of the definition of Permitted  Given the simplification of the proposed  Proposed  Permitted  Reorganization shall be deleted.  reorganization due to removal of the ability  Global  Reorganization    to change borrowers, Novelis believes 60  Reorganization  days' advance notice of the start of the  as the  reorganization is no longer necessary.   Permitted    Reorganization  Clause (d) of the definition of Permitted  The existing credit agreement requires all  without  Reorganization shall be amended to permit the  reorganization steps to be completed in five  timing/notice  reorganization steps to occur over a period of one year  days or such longer period consented by the  steps required  from the date on which UK Holdco becomes the direct  administrative agent. However, Novelis  in current  holder of the equity interests in AV Metals; provided  expects that the reorganization may be  definition  that all guaranty, pledge, perfection, and other  completed in stages and therefore will likely  documentation and filing requirements that would  take longer to complete.   otherwise be required to be completed by the end of  the Permitted Reorganization (as defined on the date  hereof) shall be required to be completed upon the  consummation of each step described in item 1 above.  3.  Brazil  Definition of  Exclude the pledge of equipment at any single location  Recording of Brazilian equipment pledges is  Equipment  Excluded  in Brazil where the aggregate value of equipment is  expensive, with separate recordings  Pledges   Property  equal to or less than $5 million (which is consistent  required for each location where equipment  with what is excluded under the Revolving Credit  is held in connection with any acquisition of  5       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  Agreement).  equipment or amendment to the credit    agreement. Accordingly, Novelis would like  Novelis is in the process of expanding its plant located  to reduce recording costs by excluding  in Pinda Brazil, which is expected to be completed in  equipment at any location valued at  two to three years. If the aggregate value of  $5 million or less, which is an exclusion the  equipment located at such plant that is not pledged to  ABL lenders have already granted.  The value  secure the term loan obligations is less than $100  of equipment excluded under this provision  million, then Novelis shall not be required to pledge  on closing of the amendment is  such equipment until the earlier of completion of such  approximately US$2.4 million.  expansion project and the date two years from the    amendment effective date.  In addition, Novelis is undergoing an     expansion of its Pinda plant and proposes to  delay the pledge of equipment located at  Pinda as described in the column to the left  in order to avoid the substantial costs of  multiple recordings as equipment is  purchased.    4.  Treatment of  Definition of  Include the following as Non‐consolidated Affiliates:  Novelis has a number of joint ventures,  Ulsan JV  Non‐ 1. The Ulsan JV Subsidiary, to the extent it is not  including the Ulsan JV formed in 2017.  The  Subsidiary  consolidated  consolidated; and  credit agreements permit Novelis to include  EBITDA when  Affiliate  2. any other non‐consolidated Affiliates created or  its proportionate share of earnings from all  not    acquired by the Novelis Group in the future, where  existing JVs other than Ulsan in the  Consolidated  Various  Novelis owns at least 50% of the Equity Interests of  calculation of Consolidated EBITDA prior to  definitions and  such Affiliate.  the distribution of such earnings to Novelis  Section 1.04    to the extent such earnings are not  In addition, certain definitions and provisions in the  restricted from being distributed by legal or  credit agreement will clarify that, if under GAAP  contractual restrictions.  In addition to  Novelis is required to consolidate the Ulsan JV with  treating Ulsan the same as the existing JVs,  the Novelis Group, then the proportionate interest  Novelis is proposing to apply the same  that the JV counterparty owns in the Ulsan JV and  treatment to any non‐consolidated JV  liabilities of the Ulsan JV to the JV counterparty will be  created in the future as long as Novelis owns  backed out for purposes of Novelis’s financial  at least 50% of the equity interests in such  definitions and financial statements.  JV.  6       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)    5.  Permitted  Definition of  Amend the definition of Permitted Customer Account  Novelis's ABL credit agreement currently  Customer  Permitted  Financing as follows:  permits Novelis Loan Parties in the ABL  Account  Customer    borrowing base jurisdictions to factor  Financing  Account  1. Increase the number of Account Debtors whose  receivables owing from up to 7 customers  Financing  Accounts are at any time subject to a Permitted  (while treating affiliated customers as a  Customer Account Financing from five to seven and to  single customer). The existing term loan  provide that all Affiliates of an Account Debtor shall be  includes a more restrictive formulation from  deemed to be a single Account Debtor for purposes of  a prior version of the ABL credit agreement.  such definition. This change would match the  In addition, Novelis proposes that any  definition in the Revolving Credit Agreement.  further changes to this definition in the ABL    credit agreement also apply to the term loan  2. Permit amendments to such definition under the  credit agreement subject to the conditions  Revolving Credit Agreement to automatically apply to  described under “Description” as Novelis  Term Loan Facility without further consent from the  believes term loan lenders should be  Term Loan Facility lenders so long as the Parent or the  indifferent as to whether Novelis factors a  Borrower delivers a certificate to the Administrative  customer's receivables or finances them  Agent within 2 Business Days after the date any such  under the ABL by including them in the ABL  amendment to the Revolving Credit Agreement  borrowing base.  becomes effective, certifying that such amendment  (which shall be included as an attachment to such  certificate) complies with the terms of this item 2, and  such amendments (a) do not expand the scope of the  Collateral permitted to be released beyond Accounts  and related assets that customarily secure Account  factoring arrangements (it being understood that  factoring additional Accounts of additional Account  Debtors shall not constitute an expansion of the  scope), (b) shall relate solely to the factoring of  Accounts of customers of the Loan Parties and the  creation of liens on related assets that customarily  secure Account factoring arrangements, and (c) shall  not otherwise adversely affect the Secured Parties or  7       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  contravene the terms of the Intercreditor Agreement.    6.  Clarify  Various  Revise the credit agreement and security agreements  The credit agreement already permits  Treatment of  to clarify that segregated bank accounts used to  Novelis to create segregated bank accounts  Bank Accounts  accept payments with respect to factored accounts  to accept payments for factored accounts  used for  receivable will not be pledged to the collateral agent  receivable and to pledge those bank  Factoring  or subject to control agreements in favor of the  accounts to the purchasers of the factored  Collateral Agent.  receivables, but does not contain  corresponding carve‐outs from the  provisions requiring Novelis to pledge those  bank accounts to the collateral agent. This is  a conforming change to other existing  provisions intended to permit Novelis to  pledge bank accounts into which factored  receivables are paid to the factoring banks.    7.  Exclude up to  2.10(e)    Novelis is required to use unreinvested  $50 million in    casualty proceeds to prepay the term loans.  net cash  Novelis is proposing a de minimis $50 million  proceeds of  per year carve‐out to minimize  Casualty  administrative burden to match the  Events in any  equivalent carve‐out for asset sale proceeds.  fiscal year  from the  mandatory  prepayment  requirement  8.  LIBOR  Various  The Existing Term Loan Agreement will be amended to  LIBOR is expected to be phased out in the  Successor  prohibit the Administrative Agent and the Lenders  next few years, and a replacement rate has    from requiring the payment of an additional fee or to  not yet been commonly accepted in US and  increase the Applicable Margin under the Term Loan  international loan markets. When a  Facility as a condition precedent to the effectiveness  replacement rate has become commonly  of any amendment to the Term Loan Facility that  accepted in such market, Novelis will  8       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  solely permits the applicable Borrower to elect an  approach the term loan lenders to approve  interest rate (the “Successor Rate”) other than the  replacing LIBOR with such rate. The lenders  Eurodollar Rate or the Fallback Rate in anticipation or  will have the right to approve any such  as a result of the Eurodollar Rate ceasing to be quoted  commonly accepted replacement rate in  or published by any source, if the Successor Rate is  accordance with the credit agreement's  substantially the same as the successor rate generally  normal amendment consent provisions but  charged by banks and other financial institutions in the  will not have the right to condition such  international and U.S.  loan markets in replacement of  consent on payment of a fee or re‐pricing of  LIBOR; provided that if, in connection with the  the term loans.  implementation of any such successor rate, banks and  other financial institutions in the international and U.S.  loan markets require the payment of an additional fee  or fees, or that the interest rate margin applicable to  such successor rate be increased to account for a  difference between the previously available Eurodollar  Rate and such successor rate, then any such increase  in the Applicable Margin or additional fee under the  Term Loan Facility attributable to such difference shall  not be prohibited by this provision.    9.  Permit the  6.01    The Aleris China subsidiary currently has  Surviving    certain debt that will be retained post‐ Target  closing of the acquisition. Novelis proposes  Indebtedness  to specifically permit such debt under the  (as defined in  credit agreement. The aggregate  the  outstanding principal amount of the  Commitment  Surviving Target Indebtedness is  Letter)  approximately US$226 million (which  includes revolving commitments so the  actual balance of outstanding loans may be  less).  Certain lenders have asked about the  impact of the Surviving Target Indebtedness  on Novelis’s Senior Secured Net Leverage  Ratio (SSNLR).  SSNLR was 0.74x as of  9       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  6/30/2018.  Pro forma for the proposed  $775M incremental term loan and $226M of  Surviving Target Indebtedness, SSNLR would  be 1.53x.  Note that this pro forma estimate   does not include any adjustment for Aleris  EBITDA and is a conservative number  provided for illustration purpose‐ SSNLR  would be lower once adjusted for Aleris  EBITDA.    10.  Modify the  6.02(r)    Most baskets in the credit agreement are  permitted lien  grower baskets, meaning they are  basket for liens  formulated as the greater of a fixed amount  on assets  and a percentage of Novelis's Consolidated  acquired in a  Net Tangible Assets, which makes the  permitted  baskets grow automatically as Novelis  acquisition to  grows. Novelis believes this basket should  permit liens on  also be a grower basket, consistent with the  assets securing  others.  the Surviving  Target  Indebtedness,  and to modify  the $200  million basket  to be the  greater of (x)  $200 million  and (y) 4% of  Consolidated  Net Tangible  Assets  10       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  11.  Permit  Various,  “Permitted Short Term Indebtedness” to be defined as  The existing credit agreement does not  Permitted  including 6.01,  the Indebtedness incurred by Novelis Acquisitions  permit the proposed Short Term Loan  Short Term  but excluding  (and, immediately after giving effect to the merger of  Facility so Novelis is proposing a permission  Indebtedness  6.02  Novelis Acquisitions with and into Aleris in connection  to allow the facility.  with the Aleris Acquisition, Aleris) in connection with    the Aleris Acquisition, and all Contingent Obligations  of the other Loan Parties in respect thereof; provided  that (i) the net cash proceeds of such Indebtedness  shall be used solely to finance a portion of the Aleris  Acquisition, to repay existing Indebtedness of Aleris  and its Subsidiaries, and to pay fees, costs and  expenses incurred in connection with the Aleris  Acquisition, such Indebtedness, and incremental term  loans incurred under the Term Loan Credit Agreement,  (ii) such Indebtedness is not guaranteed by any  Persons other than the Loan Parties, (iii) no Default  shall exist immediately prior to or after giving effect to  such incurrence, (iv) such Indebtedness (including  related guarantees) is not secured, (v) the aggregate  principal amount of such Indebtedness does not  exceed $1,500,000,000, (vi) the terms of such  Indebtedness do not provide for any scheduled  amortization payments, and (vii) the other terms and  conditions of such Indebtedness (excluding pricing,  premiums, maturity, and mandatory prepayments  related to payments with the proceeds of  Indebtedness, capital contributions or from sale of  Equity Interests) are no more favorable to the lenders  providing such Indebtedness than the terms and  conditions under the Term Loan Credit Agreement and  the other Loan Documents (without regard to the  collateral‐related provisions of such agreements);  provided, further, that the terms of such Indebtedness  shall not prohibit Holdings or any of its Restricted  11       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  Subsidiaries from (x) granting any Liens to secure the  Secured Obligations, (y) making any loans, payments,  distributions or contributions, or any Asset Sales to the  Borrower to the extent that such transactions would  be permitted under the Term Loan Credit Agreement,  or (z) paying all or any portion of the Secured  Obligations at any time and from time to time.  12.  Permit  6.11    The Short Term Loan Facility will mature  Repayment of    prior to the term loans and is expected to be  indebtedness  repaid well in advance of the Short Term  under the  Loan Facility's stated maturity. Novelis  Short Term  proposes to include an express permission in  Loan Facility   the term loan credit agreement to ensure  so long as no  that the repayment or prepayment of the  default or  Short Term Loan Facility is permitted.    event of  default exists  immediately  before and  immediately  after giving  effect to such  payment.  13.  Increase ABL  Definition of  The fixed dollar amount in the definition of Maximum  Novelis proposes to raise the cap on the size  Debt Cap  Maximum  Revolving Credit Facility Amount will be increased  of its ABL credit agreement to facilitate a  Revolving  from $1,750,000,000 to $2,250,000,000.  larger revolving credit agreement for the  Credit Facility  larger, post‐acquisition company.  Amount    14.  Permit existing  Definition of  The definition of Secured Hedge Provider will be  Novelis is permitted to terminate existing  Target hedge  Secured Hedge  amended to allow existing Target hedge  Aleris ISDAs and replace them with new  counterparties  Provider;  counterparties that are party to an Aleris ISDA (as  ISDAs that would be secured on a silent, pari  to be secured  various  defined below) to be secured pursuant to the terms of  passu basis with the term loans in the same  under the  (including  the Term Loan Facility; provided that (i) the Target and  manner as existing Novelis hedges. Novelis  12       39091-2032 26280776.5

	Amendment	Agreement Section(s)	Description	Company Explanation
	Term Loan Facility	potentially changes to German security agreements).	such hedge counterparty shall deliver a joinder agreement and otherwise comply with the requirements of the credit agreement applicable to Secured Hedge Providers within 90 days after the Closing Date, and in any case prior to obtaining the benefit of such security, and (ii) any cash collateral posted to such hedge counterparty to secure obligations in respect of such Aleris ISDA shall have been released on or prior to the effective date of such joinder agreement.	proposes a technical amendment to permit the designation of existing Aleris ISDAs to avoid the burden of terminating and replacing them with new agreements.
15.	Permit Cash Collateral for existing Target hedge counterparties as provided herein	6.02	1) Novelis will use reasonable efforts to novate trades under ISDAs with the Target and its subsidiaries that are secured (each, an "Aleris ISDA") to ISDAs with members of the Novelis Group (which don't have a margin requirement) promptly after the Closing Date; provided that no trades may be outstanding under any Aleris ISDA on or after the date that is 180 days after the Closing Date. 2) Within 30 days after the Closing Date, the Novelis Group (including the Target and its subsidiaries) will stop placing any new trades on Aleris ISDAs that require cash margin to be posted. 3) Target and its subsidiaries that are a party to any Aleris ISDA will be allowed to post cash collateral under such Aleris ISDA (subject to compliance with the agreements in 1 and 2 above). 4) Promptly upon the termination, novation or cancellation of each trade under an Aleris ISDA for which cash collateral has been posted, such cash collateral shall be returned to the applicable member	Aleris currently has some hedges under master agreements which require Aleris to post cash collateral in certain circumstances. The credit agreements will permit such cash collateral for 180 days after closing of the acquisition subject to the specified conditions.

13

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Amendment  Agreement  Description  Company Explanation  Section(s)  of the Novelis Group, and such cash collateral shall be  subject to the pledge requirements under the Loan  Documents (except to the extent that such cash is  otherwise applied to settle or net out amounts owing  under such Aleris ISDA at the time of such termination,  novation or cancellation).    16.  Permit  2.10(c)  “Specified Divestitures” shall mean the sale, transfer  Novelis's acquisition of Aleris requires  mandatory  or other disposition of assets of the Target, any of its  various regulatory approvals, including anti‐ prepayments  subsidiaries, Holdings, or any of its subsidiaries  trust approvals. Such approvals may be  with the  required in connection with obtaining regulatory  conditioned on the sale of a portion of either  proceeds of  (including antitrust) approval for the Acquisition,  party's business, either before or after the  Specified  whether or not such sale, transfer or other disposition  acquisition closing. To the extent any such  Divestitures to  occurs prior to or after the consummation of the  sale occurs and the proceeds are applied to  be applied pro  Acquisition.  prepay debt, Novelis would like the  rata to loans    prepayment to apply pro rata to the term  under the    loans and the Short Term Loan Facility.  Term Loan  Facility and the  Short Term  Loan Facility.  17.  Add new $290  6.04    After closing of the Aleris acquisition, Novelis  million basket    expects to make investments in its Chinese  for investment    plants to optimize their production  in Chinese  capabilities and realize stated synergies.  subsidiaries  Because these investments can be foreseen  (Novelis or  at this time, we are seeking a specific  Aleris entities).  permission for these investments in non‐ Loan Parties.    18.  Increase the  6.04(r)(i) and  Increase the following baskets from $75 million to  Novelis proposes raising certain investment  amount of two  (v), and 6.08(g)  $125 million if the Aleris acquisition closes:  and dividend baskets to reflect the growing  investment    size of the company.  14       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  baskets and  1. $75 million yearly investment basket available as  one dividend  long as the pro forma Senior Secured Net Leverage  basket from  Ratio does not exceed 3.50 to 1.00 (Section 6.04(i)).  $75 million to    $125 million.  2. shared $75 million investment basket available as  long as the pro forma Senior Secured Net Leverage  Ratio does not exceed 3.50 to 1.00 (Section 6.04(v),  shared with the basket in item 3 below). The  difference between this basket and the basket in item  1 above is that this basket is available for the term of  the credit agreement, while the basket in item 1 above  refreshes yearly.    3. shared $75 million dividend basket available as long  as no default is continuing and the pro forma Senior  Secured Net Leverage Ratio does not exceed 3.50 to  1.00 (Section 6.08(g), shared with the basket in item 2  above).  19.  Authorize  5.11, various  The credit documents will be amended to provide that  Novelis would like the flexibility to have the  changes to the  (i) to the extent creation of a security interest in a  acquired entities become Loan Parties upon  security  specific asset requires that such asset be described  closing of the acquisition with a short period  documents to  with specificity in the applicable security document or  of time post‐closing to sort out perfection  permit the  filing (including, for example, a list of specific items of  details that involve third parties, such as  delay of  inventory with identification numbers, or descriptions  control agreements, or additional  perfection  of commercial tort claims), the creation of the agent’s  cooperation from the target, such as  steps other  security interest in such assets, to the extent acquired  commercial tort claims.  than filing of  in a Permitted Acquisition, and (ii) the perfection of  financing  the agent’s security interest in assets acquired in a  statements  Permitted Acquisition, in the case of clauses (i) and (ii)  and delivery of  will be required within 60 days of the closing of such  share  Permitted Acquisition (or such later date agreed by  certificates  the Administrative Agent); provided that (a) the  (such as  perfection of a security interest in Collateral with  control  respect to which a lien may be perfected by (x) the  15       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  agreements)  filing of financing statements under the Uniform  until 60 days  Commercial Code (“UCC”) or equivalent filing system  after the  in a non‐US jurisdiction, or (y) filing short form security  closing of an  agreements or other filings with the applicable  acquisition,  intellectual property filing office in the applicable  including the  jurisdiction, in the case of clauses (x) and (y), shall be  Aleris  required to occur substantially concurrently with any  acquisition.  acquired entity becoming a Loan Party and (b) each  Loan Party shall use its commercially reasonable  efforts to deliver stock certificates (together with stock  powers or equivalent instruments of transfer)  representing certificated equity interests required to  be pledged under the security documents as soon as  practicable upon closing of such permitted acquisition,  and in any case within such 60 day period (or such  later date agreed by the Administrative Agent).  20.  Permit  5.11(c)  Novelis Loan parties are required to provide a  The Administrative Agent has the ability to  Administrative  mortgage with respect owned real property with a fair  extend the deadline for other collateral and  Agent  market value of at least US$10 million within 60 days  guaranty requirements, and Novelis would  extension of  of the acquisition of such property.  Novelis proposes  like to make the mortgage provisions  60 day period  to give the Administrative Agent authorization to  conform to the provisions regarding other  to sign a  extend such deadline.  assets.  Mortgages sometimes can take  mortgage over  longer than 60 days to put in place due to  newly acquired  local legal requirements.  real property  21.  Permit  6.04, 6.06,  Permissions will be added to allow Permitted Aleris  After the Aleris acquisition is closed, Novelis  transfers of  6,15, various  Foreign Subsidiary Transfers (as defined below).  would like the ability to transfer the equity  Aleris’s foreign     interests in Aleris Corporation’s direct and  subsidiaries to  “Permitted Aleris Foreign Subsidiary Transfer” shall  indirect subsidiaries organized outside of the  the  mean:  United States to more efficient places in  appropriate  (a)  the sale, Distribution, contribution or other  Novelis’s corporate structure.   place in  transfer of the Equity Interests in any Subsidiary of  Novelis’s  Aleris organized in a jurisdiction outside of the United  corporate  States of America (each, a “Transferred Aleris Foreign  16       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  structure  Subsidiary”) (x) to any Loan Party (and any  substantially concurrent interim sale, Distribution,  contribution or other transfer to a Loan Party to effect  such sale, Distribution, contribution or transfer) or (y)  in the case of Equity Interests in an entity that would  not be required to become a Loan Party pursuant to  the terms hereof after giving effect to such transfer, to  any Restricted Subsidiary of Holdings organized in the  same jurisdiction of the issuer of such Equity Interests  (it being agreed, for this purpose, that Hong Kong and  the Peoples Republic of China are the same  jurisdiction so long as an entity organized under the  laws of Hong Kong would not be a Subsidiary of an  entity organized under the laws of the Peoples  Republic of China after giving effect to such transfer)  (and any substantially concurrent interim sale,  Distribution, contribution or other transfer to a  Company to effect such sale, Distribution, contribution  or transfer); and  (b)  if applicable in connection with any of the  transactions described in clause (a) above, as  consideration for such sale, Distribution, contribution  or other transfer, the issuance of one or more  Intercompany Notes to the Company that sold,  Distributed, contributed or otherwise transferred such  Equity Interests;  provided that:  (i)  any such sale, Distribution, contribution or  other transfer occurs within one year of the Aleris  Acquisition Closing Date (or such later date agreed by  the Administrative Agent); provided that any  Intercompany Note issued in connection therewith  shall be issued substantially concurrently with the  consummation of such sale, Distribution, contribution  17       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  or other transfer;  (ii)  any such Equity Interests transferred to a Loan  Party are, subject to the terms of the Intercreditor  Agreement, pledged in favor of the Collateral Agent to  secure the Secured Obligations and, to the extent  certificated, the certificates representing such Equity  Interests are delivered to the Collateral Agent,  together with undated stock powers or other  appropriate instruments of transfer executed and  delivered in blank by a duly authorized officer of such  Loan Party, no later than the date that is 10 Business  Days after the date of such sale, Distribution,  contribution or other transfer (or such later date  agreed by the Administrative Agent);  (iii)  any such Intercompany Notes:  (1)  received by a Loan Party are, subject to the  terms of the Intercreditor Agreement, pledged in favor  of the Collateral Agent to secure the Secured  Obligations and such Intercompany Notes are  delivered to the Collateral Agent, together with an  allonge or other instrument of transfer executed and  delivered in blank by a duly authorized officer of such  Loan Party, no later than the date that is 10 Business  Days after the date after the transaction to which such  Intercompany Note relates is consummated (or such  later date agreed by the Administrative Agent; and  (2)  received by a Company that is not a Loan Party  are subordinated to the Secured Obligations on terms  reasonably satisfactory to the Administrative Agent  and (other than in the case of an Intercompany Note  issued by another Company that is not a Loan Party),  on a Pro Forma Basis after giving effect to and at the  time of the issuance of such Intercompany Note, the  Consolidated Interest Coverage Ratio shall be greater  18       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  than 2.0 to 1.0; and  (iv)  any sale, Distribution, contribution or other  transfer of a Transferred Aleris Foreign Subsidiary to a  Restricted Grantor (other than a Transferred Aleris  Foreign Subsidiary transferred to a Restricted Grantor  organized in the same jurisdiction as the Transferred  Aleris Foreign Subsidiary) shall be conditioned on  either the creation of a newly formed Unrestricted  Grantor or the existence of an existing Unrestricted  Grantor, in each case that (A) is directly 100% owned  by such Restricted Grantor and that directly owns  100% of such Transferred Aleris Foreign Subsidiary  after giving effect to such transaction, (B) has  complied with the Joinder Requirements and (C) shall  not be permitted to own, on and after the date of such  action, any assets other than the Permitted Holding  Company Assets.  22.  Legal Opinions  Section 3(d) of  The conditions precedent to the effectiveness of the  Legal opinions in each jurisdiction will  Conditions  Amendment  amendment include the delivery of the following legal  include a no impairment opinion customary  Precedent to  opinions.  in the applicable jurisdiction (generally  the    formulated either as an opinion that (x) the  Effectiveness  Opinions of Counsel.  The Administrative Agent shall  existing security continues to secure the  of the  have received, on behalf of itself, the other Agents,  credit agreement as amended by the  Amendment  and the Lenders, (i) a favorable written opinion of  amendment or (y) that the amendment does  Torys LLP, special counsel for the Loan Parties and (ii) a  not impair the existing security).  favorable written opinion of local and foreign counsel  of the Loan Parties in jurisdictions to be specified by  the Administrative Agent (or, in the case of Loan  Documents governed by the laws of the United Arab  Emirates or the Dubai International Financial Centre,  foreign counsel of the Agents), in each case (A) dated  the Amendment Effective Date, (B) addressed to the  Agents and the Lenders and (C) covering such matters  relating to the Amendment and the other Loan  19       39091-2032 26280776.5

  Amendment  Agreement  Description  Company Explanation  Section(s)  Documents as the Administrative Agent or the Lenders  shall reasonably request.    20       39091-2032 26280776.5

EXHIBIT E- FORM OF SOLVENCY CERTIFICATE1 [Date] The undersigned, the [Insert title]2 of [the Designated Company][Parent], hereby certifies on behalf of the Loan Parties and for the benefit of the Lenders and the Administrative Agent that: 1. This Certificate is provided pursuant to Section [___] of, and in connection with the consummation of the transactions contemplated by, the [Insert description of the applicable credit agreement]. 2. At the time of and immediately after the consummation of the Transactions to occur on the [Signing Date][Closing Date], (a) the fair value of the assets of the Designated Company and of the Loan Parties (on a consolidated basis with their Subsidiaries) will exceed their debts and liabilities, subordinated, contingent, prospective or otherwise; (b) the present fair saleable value of the property of the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent, prospective or otherwise, as such debts and other liabilities become absolute and matured; (c) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will be able to pay their debts and liabilities, subordinated, contingent, prospective or otherwise, as such debts and liabilities become absolute and matured; (d) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will not have unreasonably small assets with which to conduct their business in which they are engaged as such business is now conducted and is proposed to be conducted following the [Effective Date][Closing Date]; and (e) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) are not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Loan Party is organized or incorporated (as applicable), or otherwise unable to pay their debts as they fall due. [Signature Page Follows] 1 To be delivered on the Signing Date and on the Closing Date of each Credit Facility. 2 To be provided by the Chief Financial Officer or the Treasurer. 1117033.01A-CHISR02A - MSW

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above. [The Company/Holdings] By:________________________ Name: Title: [Solvency Certificate] 1117033.01A-CHISR02A - MSW